                                CREDIT AGREEMENT

                          Dated as of January 23, 2004

                                      Among

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                 as the Lenders

                                       and

                              BANK OF AMERICA, N.A.

                                  as the Agent

                                       and

                           THE PACIFIC LUMBER COMPANY

                                       and

                             BRITT LUMBER CO., INC.

                                  as Borrowers

                                TABLE OF CONTENTS
Section                                                                                                       Page

         13.15    Captions 76

                         ANNEXES, EXHIBITS AND SCHEDULES

ANNEX A             -    DEFINED TERMS

EXHIBIT A           -    FORM OF BORROWING BASE CERTIFICATE

EXHIBIT B           -    FINANCIAL STATEMENTS

EXHIBIT C           -    FORM OF NOTICE OF BORROWING

EXHIBIT D           -    FORM OF NOTICE OF CONTINUATION/CONVERSION

EXHIBIT E           -    FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

EXHIBIT F           -    MONTHLY PAYMENTS TO AFFILIATES

SCHEDULE 1 - LENDERS' COMMITMENTS

SCHEDULE 6.3 - ORGANIZATION AND QUALIFICATIONS

SCHEDULE 6.5 - SUBSIDIARIES AND AFFILIATES

SCHEDULE 6.9 - DEBT

SCHEDULE 6.10 - DISTRIBUTIONS

SCHEDULE 6.11 - REAL ESTATE; LEASES

SCHEDULE 6.12 - PROPRIETARY RIGHTS

SCHEDULE 6.13 - TRADE NAMES

SCHEDULE 6.14 - LITIGATION

SCHEDULE 6.15 - LABOR DISPUTES

SCHEDULE 6.16 - ENVIRONMENTAL LAW

SCHEDULE 6.19 - ERISA COMPLIANCE

SCHEDULE 6.26 - MATERIAL AGREEMENTS

SCHEDULE 6.27 - BANK ACCOUNTS

SCHEDULE 7.17 - PERMITTED TRANSACTIONS WITH AFFILIATES

SCHEDULE A-1 - SCOTIA PACIFIC DOCUMENTS

                                CREDIT AGREEMENT

                  This Credit Agreement, dated as of January 23, 2004, (this
"Agreement") among the financial institutions from time to time parties hereto
(such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), Bank of America, N.A. with an office at 55 South
Lake Avenue, Suite 900, Pasadena, California 91101, as agent for the Lenders (in its capacity as agent, the "Agent"), The Pacific Lumber Company, a Delaware corporation, with offices at 125 Main Street, P.O. Box 37, Scotia, California
95565 ("Palco") and Britt Lumber Co., Inc., a California corporation, with offices at 105 Alder Grove Road, Arcata, CA 95521 ("Britt" and, together with
Palco, the "Borrowers" and each a "Borrower").

                              W I T N E S S E T H:

                  WHEREAS, the Borrowers have requested the Lenders to make
available to the Borrowers a revolving line of credit for loans and letters of credit in an amount not to exceed $35,000,000 and which extension of credit the
Borrowers will use for the purposes permitted hereunder;

                  WHEREAS, capitalized terms used in this Agreement and not
otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement, and all
Annexes, Exhibits and Schedules attached hereto are incorporated herein by reference;

                  WHEREAS, the Lenders have agreed to make available to the
Borrowers a revolving credit facility upon the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, and the
Borrowers hereby agree as follows.

                                   ARTICLE 1
                           LOANS AND LETTERS OF CREDIT

1.1 Revolving Credit Facility. Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a revolving credit facility of up to $35,000,000 (the "Revolving Credit Facility") to the Borrowers from time to time during the term of this Agreement. The Revolving Credit Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit.

1.2      Revolving Loans.

(a) Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 8, each Lender severally, but not jointly, agrees, upon Palco's request from time to time on any Business Day during the period from the Initial
Funding Date to the Termination Date, to make revolving loans (the "Revolving
Loans") to the Borrower designated by Palco in amounts not to exceed such
Lender's Pro Rata Share of Availability, except for Non-Ratable Loans and Agent
Advances. The Lenders, however, in their unanimous discretion, may elect to make
Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the Borrowing Base on one or more occasions, but if they do so, neither the
Agent nor the Lenders shall be deemed thereby to have changed the limits of the
Borrowing Base or to be obligated to exceed such limits on any other occasion.
If the Aggregate Revolver Outstandings would exceed Availability after giving effect to any Borrowing, the Lenders may refuse to make or may otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 1.2(i).

(b) Procedure for Borrowing.

(1) Each Borrowing shall be made upon Palco's irrevocable written notice delivered to the Agent in the form of a notice of borrowing ("Notice of
Borrowing"), which must be received by the Agent prior to (i) 12:00 noon
(Pacific Standard time) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (ii) 11:00 a.m. (Pacific Standard time) on the requested Funding Date, in the case of Base Rate Loans, specifying:

         (A) the amount of the Borrowing, which in the case of a LIBOR Rate Loan must equal or exceed $750,000 (and increments of $250,000 in excess of such amount);

         (B) the requested Funding Date, which must be a Business Day;

         (C) whether the Revolving Loans requested are to be Base Rate Loans or
LIBOR Rate Loans (and if not specified, it shall be deemed a request for a Base
Rate Loan); and

         (D) the duration of the Interest Period for LIBOR Rate Loans (and if not specified, it shall be deemed a request for an Interest Period of one month);

provided, however, that with respect to the Borrowing to be made on the Initial
Funding Date and all Borrowings made during the twelve month period following the Initial Funding Date, such Borrowings will consist of Base Rate Loans only.

(2) In lieu of delivering a Notice of Borrowing, Palco may give the Agent telephonic notice of such request for advances to the respective Designated
Account on or before the deadline set forth above. The Agent at all times shall be entitled to rely on such telephonic notice in making such Revolving Loans, regardless of whether any written confirmation is received.

(3) Palco shall have no right to request a LIBOR Rate Loan while a Default or
Event of Default has occurred and is continuing.

(c) Reliance upon Authority. Prior to the Initial Funding Date, Palco shall deliver to the Agent, a notice setting forth the account of each Borrower
("Designated Account") to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested hereunder. Palco may designate one or more replacement accounts from time to time by written notice. All such Designated
Accounts must be reasonably satisfactory to the Agent. The Agent is entitled to rely conclusively on any person's request for Revolving Loans on behalf of
Palco, so long as the proceeds thereof are to be transferred to the respective
Designated Account. The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by Palco to make such requests on its behalf.

(d) No Liability. The Agent shall not incur any liability to any Borrower as a result of acting upon any notice referred to in Sections 1.2(b) and (c), which the Agent believes in good faith to have been given by an officer or other person duly authorized by Palco to request Revolving Loans on behalf of the relevant Borrower. The crediting of Revolving Loans to the respective Designated
Account conclusively establishes the obligation of the Borrowers to repay such
Revolving Loans as provided herein.

(e) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 1.2(b) shall be irrevocable. The Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

(f) Agent's Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof), the Agent shall elect to have the terms of
Section 1.2(g) or the terms of Section 1.2(h) apply to such requested Borrowing.
If the Bank declines in its sole discretion to make a Non-Ratable Loan pursuant to Section 1.2(h), the terms of Section 1.2(g) shall apply to the requested
Borrowing.

(g) Making of Revolving Loans. If Agent elects to have the terms of this Section
1.2(g) apply to a requested Borrowing, then promptly after receipt of a Notice of Borrowing or telephonic notice in lieu thereof, the Agent shall notify the
Lenders by telecopy, telephone or e-mail of the requested Borrowing. Each Lender shall transfer its Pro Rata Share of the requested Borrowing available to the
Agent in immediately available funds, to the account from time to time designated by Agent, not later than 12:00 noon. (Pacific Standard time) on the applicable Funding Date. After the Agent's receipt of all proceeds of such
Revolving Loans, the Agent shall make the proceeds of such Revolving Loans available to the applicable Borrower on the applicable Funding Date by transferring same day funds to the respective Designated Account; provided, however, that the amount of Revolving Loans so made on any date shall not exceed the Availability on such date.

(h) Making of Non-Ratable Loans.

         (A) If Agent elects, with the consent of the Bank, to have the terms of this Section 1.2(h) apply to a requested Borrowing, the Bank shall make a Revolving Loan in the amount of that Borrowing available to the Borrowers on the applicable Funding Date by transferring same day funds to the respective
Designated Account. Each Revolving Loan made solely by the Bank pursuant to this
Section is herein referred to as a "Non-Ratable Loan", and such Revolving Loans are collectively referred to as the "Non-Ratable Loans." Each Non-Ratable Loan
shall be subject to all the terms and conditions applicable to other Revolving
Loans except that all payments thereon shall be payable to the Bank solely for its own account. The aggregate amount of Non-Ratable Loans outstanding at any time shall not exceed $5,000,000. The Agent shall not request the Bank to make any Non-Ratable Loan if (1) the Agent has received written notice from any
Lender that one or more of the applicable conditions precedent set forth in
Article 8 will not be satisfied on the requested Funding Date for the applicable
Borrowing, or (2) the requested Borrowing would exceed Availability on that
Funding Date.

         (B) The Non-Ratable Loans shall be secured by the Agent's Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

(i) Agent Advances.

         (A) Subject to the limitations set forth below, the Agent is authorized by the Borrowers and the Lenders, from time to time in the Agent's sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B)
at any time that any of the other conditions precedent set forth in Article 8 have not been satisfied, to make Base Rate Revolving Loans to the Borrowers on behalf of the Lenders in an aggregate amount outstanding at any time not to exceed 10% of the Borrowing Base but not in excess of the Maximum Revolver
Amount which the Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2)
to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (3) to pay any other amount chargeable to any Borrower pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 13.7 (any of such advances are herein referred to as "Agent
Advances"); provided, that the Majority Lenders may at any time revoke the
Agent's authorization to make Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent's receipt thereof.

         (B) The Agent Advances shall be secured by the Agent's Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

1.3      Letters of Credit.

(a) Agreement to Issue or Cause To Issue. The Borrower, the Existing Issuing
Bank and the Lenders hereby agree that each of the Existing Letters of Credit shall, on and after the Closing Date, be deemed for all purposes of this
Agreement to be a Letter of Credit issued and outstanding under the terms of this Agreement. Subject to the terms and conditions of this Agreement, the Agent agrees (i) to cause the Letter of Credit Issuer to issue for the account of the
Borrower designated by Palco one or more commercial/documentary and standby letters of credit ("Letter of Credit") and/or (ii) to provide credit support or other enhancement to a Letter of Credit Issuer acceptable to Agent, which issues a Letter of Credit for the account of the Borrower designated by Palco (any such credit support or enhancement being herein referred to as a "Credit Support")
from time to time during the term of this Agreement.

(b) Amounts; Outside Expiration Date. The Agent shall not have any obligation to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit
Subfacility at such time; (ii) the maximum undrawn amount of the requested
Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would exceed Availability at such time;
or (iii) such Letter of Credit has an expiration date less than 30 days prior to the Stated Termination Date or more than 12 months from the date of issuance for standby letters of credit and 180 days for documentary letters of credit. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent, written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit. If all of the requirements of this Section 1.3 are met and no Default or Event of Default has
occurred and is continuing, no Lender shall decline to consent to any such extension or renewal.

(c) Other Conditions. In addition to conditions precedent contained in Article
8, the obligation of the Agent to issue or to cause to be issued any Letter of
Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Agent:

(1) Palco shall have delivered to the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form, terms and purpose of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and the Letter of Credit Issuer; and

(2) As of the date of issuance, no order of any court, arbitrator or
Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

(d) Issuance of Letters of Credit.
(1) Request for Issuance. Palco must notify the Agent of a requested Letter of
Credit at least three (3) Business Days prior to the proposed issuance date.
Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested
Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. Palco shall attach to such notice the proposed form of the Letter of Credit.

(2) Responsibilities of the Agent; Issuance. As of the Business Day immediately preceding the requested issuance date of the Letter of Credit, the Agent shall determine the amount of the applicable Unused Letter of Credit Subfacility and
Availability. If (i) the face amount of the requested Letter of Credit is less than the Unused Letter of Credit Subfacility and (ii) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the
Borrowers in connection with the opening thereof would not exceed Availability, the Agent shall cause the Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

(3) No Extensions or Amendment. The Agent shall not be obligated to cause the
Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 1.3 are met as though a new
Letter of Credit were being requested and issued.

(e) Payments Pursuant to Letters of Credit. The Borrowers agree to reimburse immediately the Letter of Credit Issuer for any draw under any Letter of Credit and the Agent for the account of the Lenders upon any payment pursuant to any
Credit Support, and to pay the Letter of Credit Issuer the amount of all other charges and fees payable to the Letter of Credit Issuer in connection with any
Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which any Borrower may have at any time against the
Letter of Credit Issuer or any other Person. Each drawing under any Letter of
Credit shall constitute a request by Palco, on behalf of the applicable Borrower for whose account the Letter of Credit was issued to the Agent for a Borrowing of a Base Rate Revolving Loan in the amount of such drawing. The Funding Date with respect to such borrowing shall be the date of such drawing.

(f) Indemnification; Exoneration; Power of Attorney.

(1) Indemnification. In addition to amounts payable as elsewhere provided in this Section 1.3, the Borrowers, jointly and severally agree to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Agent
(other than a Lender in its capacity as Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any Credit Support or enhancement in connection therewith; provided, that the Borrowers shall have no such indemnity obligation with respect to any of the foregoing which result solely from the willful misconduct of the Lenders or the Agent. The Borrowers' obligations under this
Section shall survive payment of all other Obligations.

(2) Assumption of Risk by the Borrowers. As among the Borrowers, the Lenders, and the Agent, the Borrowers, jointly and severally, assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of
Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D)
errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail or otherwise; (E) errors in interpretation of technical terms;
(F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority or (I) the Letter of Credit Issuer's
honor of a draw for which the draw or any certificate fails to strictly comply with the terms of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this Section 1.3(f).

(3) Exoneration. Without limiting the foregoing, no action or omission whatsoever by Agent or any Lender (excluding any Lender in its capacity as a
Letter of Credit Issuer) shall result in any liability of Agent or any Lender to any Borrower, or relieve any Borrower of any of its obligations hereunder to any such Person.

(4) Rights Against Letter of Credit Issuer. Nothing contained in this Agreement is intended to limit any Borrower's rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between such Borrower and the Letter of Credit
Issuer.

(5) Account Party. Each Borrower hereby authorizes and directs any Letter of
Credit Issuer to name such Borrower as the "Account Party" therein and to deliver to the Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to the Letter of Credit, and to accept and rely upon the Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

(g) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 1.3(b) and Section 10.1, any Letter of Credit or Credit
Support is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit or Credit
Support then outstanding, a standby letter of credit (a "Supporting Letter of
Credit") in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit or such Credit Support may be drawn plus any fees and expenses associated with such Letter of Credit or such Credit Support, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments to be made by the
Agent and the Lenders under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support. Such
Supporting Letter of Credit shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or such Credit
Support remaining outstanding.

1.4 Bank Products. Palco may request and the Agent may, in its sole and absolute discretion, arrange for Palco or any of Palco's Subsidiaries to obtain from the
Bank or the Bank's Affiliates Bank Products although Palco is not required to do
so. If Bank Products are provided by an Affiliate of the Bank, the Borrowers agree to indemnify and hold the Agent, the Bank and the Lenders harmless from any and all costs and obligations now or hereafter incurred by the Agent, the
Bank or any of the Lenders which arise from any indemnity given by the Agent to its Affiliates related to such Bank Products; provided, however, nothing contained herein is intended to limit any Borrower's rights, with respect to the
Bank or its Affiliates, if any, which arise as a result of the execution of documents by and between such Borrower and the Bank which relate to Bank
Products. The agreement contained in this Section shall survive termination of this Agreement. Each Borrower acknowledges and agrees that the obtaining of Bank
Products from the Bank or the Bank's Affiliates (a) is in the sole and absolute discretion of the Bank or the Bank's Affiliates, and (b) is subject to all rules and regulations of the Bank or the Bank's Affiliates.

1.5      Extension of Termination Date.

(a)      At least 135 days prior to the Initial Stated Termination Date, Palco, by written notice to the Agent, may request a one-year extension of the
         Initial Stated Termination Date. The Agent shall promptly notify each
         Lender of such request, and each Lender shall in turn, in its sole discretion, at least 90 days prior to such Initial Stated Termination
         Date, notify Palco and the Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the
         Agent and Palco in writing of its consent to any such request for extension of the Initial Stated Termination Date at least 90 days prior to the scheduled occurrence thereof, at such time such Lender shall be deemed to be a Declining Lender with respect to such request. The Agent shall notify the Borrowers not later than 85 days prior to the Initial
         Stated Termination Date of the decision of the Lenders regarding
         Palco's request for an extension of the Initial Stated Termination
         Date.

(b)      If all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 1.5, the Initial Stated
         Termination Date shall be extended for a period of one year, effective as at the Initial Stated Termination Date (the "Extension Date");
         provided, that, on such Extension Date, no Event of Default, or event that with the giving of notice or passage of time or both would constitute an Event of Default, shall have occurred and be continuing, or shall occur as a consequence thereof. If less than all of the
         Lenders consent in writing to any such request in accordance with subsection (a) of this Section 1.5, the Initial Stated Termination Date shall be extended as to those Lenders that so consented (each an
         "Extending Lender") (provided that no Event of Default, or event that with the giving of notice or passage of time or both would constitute an Event of Default, shall have occurred and be continuing, or shall occur as a consequence thereof) but shall not be extended as to any other Lender (each a "Declining Lender"). To the extent that the
         Initial Stated Termination Date is not extended as to any Lender pursuant to this Section 1.5 and the Commitment of such Lender is not assumed in accordance with subsection (c) of this Section 1.5 on or prior to the Extension Date, the Commitment of such Declining Lender shall automatically terminate in whole on the Initial Stated
         Termination Date without any further notice or other action by the
         Borrowers, such Lender or any other Person; provided, that, such
         Declining Lender's rights under Sections 4.1, 4.3, 13.7 and 13.11, and its obligations under Section 12.7, shall survive the Stated
         Termination Date for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by Palco for any requested extension of the Initial Stated Termination Date.

(c)      If there are any Declining Lenders, the Borrowers may arrange for one or more Extending Lenders or other Eligible Assignees (each such
         Eligible Assignee that accepts an offer to assume a Declining Lender's
         Commitment being an "Assuming Lender") to assume, effective as of the
         Initial Stated Termination Date, any Declining Lender's Commitment and
         all of the obligations of such Declining Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Declining Lender; provided, however, that the amount of the
         Commitment of any such Assuming Lender as a result of such substitution shall in no event be less than $5,000,000 unless the amount of the
         Commitment of such Declining Lender is less than $5,000,000 in which case such Assuming Lender shall assume all of such lesser amount; and
         provided further that:

         (i)      any such Extending Lender or Assuming Lender shall have paid to such Declining Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Loans, if any, of such
                  Declining Lender plus (B) any accrued but unpaid fees owing to such Declining Lender as of the effective date of such
                  assignment;

         (ii)     all additional costs reimbursements, expense reimbursements and indemnities payable to such Declining Lender, and all
                  other accrued and unpaid amounts owing to such Declining
                  Lender hereunder, as of the effective date of such assignment shall have been paid to such Declining Lender; and

         (iii)    with respect to any such Assuming Lender, the applicable
                  processing and recordation fee required under Section 11.2 for such assignment shall have been paid;

provided further that such Declining Lender's rights under Sections 4.1, 4.3,
137 and 13.11 and its obligations under Section 12.7 shall survive such substitution as to matters occurring prior to the date of substitution. At least three Business Days prior to the Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Borrowers and the Agent an assumption agreement, in form and substance satisfactory to the Borrowers and the Agent (an
"Assumption Agreement"), duly executed by such Assuming Lender, such Declining
Lender, each Borrower and the Agent, and (B) any such Extending Lender shall have delivered confirmation in writing satisfactory to the Borrowers and the
Agent as to the increase in the amount of its Commitment. Upon the payment or prepayment of all amounts referred to in clauses (i), (ii) and (iii) of the immediately preceding sentence, each such Extending Lender or Assuming Lender, as of the Extension Date, will be substituted for such Declining Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders and the obligations of each such Declining Lender hereunder shall, by the provisions hereof, be released and discharged.

(d)      If all of the Extending and Assuming Lenders (after giving effect to any assignments or assumptions pursuant to subsection (c) of this
         Section 1.5) consent in writing to a requested extension (whether by written consent pursuant to subsection (a) of this Section 1.5, by execution and delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to the Initial Stated Termination
         Date, the Agent shall so notify the Borrowers, and, so long as no Event of Default, or event that with the giving of notice or passage of time or both would constitute an Event of Default, shall have occurred and be continuing as of the Initial Stated Termination Date, or shall occur as a consequence thereof, the Initial Stated Termination Date shall be extended for a period of one year from the Extension Date as to the
         Extending Lenders and the Assuming Lenders but shall not be extended as to any Declining Lender. The Agent shall promptly notify the Lenders
         (including, without limitation, each Assuming Lender) of the extension of the Initial Stated Termination Date and shall thereupon record in the Register the relevant information with respect to each such
         Extending Lender and each such Assuming Lender.

1.6      Relationship Between the Borrowers.

(a) Administrative Borrower. Britt hereby appoints Palco, and Palco shall act under this Agreement, as the agent, attorney-in-fact and legal representative of
Britt for all purposes, including requesting Loans and receiving account statements and other notices and communications to the Borrowers (or any of them) from the Agent or any Lender. The Agent, the Letter of Credit Issuer and
the Lenders may rely, and shall be fully protected in relying, on any Notice of
Borrowing, Notice of Continuation/Conversion, request for a Letter of Credit, disbursement instruction, report, information or any other notice or communication made or given by Palco, whether in its own name, as Borrowers'
agent, on behalf of Britt or on behalf of the Borrowers, and neither the Agent nor the Letter of Credit Issuer nor any Lender shall have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such notice, request, instruction, report, information, other notice or communications, nor shall the joint and several character of the Borrowers' obligations hereunder be affected, provided that the provisions of this Section 1.6(a) shall not be construed so as to preclude any
Borrower from taking actions permitted to be taken by a "Borrower" hereunder.

(b) Joint and Several Obligations. The obligations of the Borrowers pursuant to the Loan Documents shall be joint and several. Each Borrower hereby irrevocably and unconditionally guaranties, as primary obligor and not merely as surety, the due and punctual payment in full of all Obligations of the other Borrower when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)).

(c) Obligations Absolute. The obligations of each Borrower under this Section
1.6 are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Obligations. In furtherance of the foregoing and without limiting the generality thereof, each
Borrower agrees that: (i) its obligation under this Section 1.6 with respect to the obligations of the other Borrower is a guaranty of payment when due and not of collectibility; (ii) the Agent and any Lender may enforce this obligation upon the occurrence of an Event of Default hereunder notwithstanding the existence of any dispute between the other Borrower and the Agent or any Lender with respect to the existence of such Event of Default; (iii) the obligations of each Borrower hereunder are independent of each of the obligations of the other
Borrower under the Loan Documents and the obligations of any other Person and a separate action or actions may be brought and prosecuted against each Borrower whether or not any action is brought against the other Borrower or any other
Person and whether or not the other Borrower or any other Person is joined in any such action or actions; and (iv) a payment of a portion, but not all, of the
Obligations by any Borrower shall in no way limit, affect, modify or abridge the liability of such or any other Borrower for any portion of the Obligations that has not been paid. Each Borrower agrees that its obligation under this Section
1.6 with respect to the obligations of the other Borrower is a continuing guaranty and shall be binding upon each Borrower and its successors and assigns, and each Borrower irrevocably waives any right to revoke its obligations under this Section 1.6 as to future transactions giving rise to any Obligations.

(d) Actions by the Agent and the Lenders. The Agent and any Lender may from time to time, without notice or demand and without affecting the validity or enforceability of this Section 1.6 or giving rise to any limitation, impairment or discharge of any Borrower's liability hereunder, but subject to the provisions of Section 11.1 (i) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Obligations of the other Borrower with the consent of such other Borrower, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Obligations of the other Borrower or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (iii) request and accept other guaranties of the
Obligations of the other Borrower and take and hold security for the payment of such Obligations, (iv) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the Obligations of the other Borrower, any other guaranties of such Obligations, or any other obligation of any Person with respect to such Obligations, (v) enforce and apply any security now or hereafter held from the other Borrower by or for the benefit of the Agent or any Lender in respect of the Obligations of the other Borrower and direct the order or manner of sale thereof, or exercise any other right or remedy that the Agent or the Lenders, or any of them, may have against any such security, in each case as the Agent or the Lenders in their discretion may determine consistent with this Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable and (vi) exercise any other rights available to the Agent or the
Lenders, or any of them, under the Loan Documents.

(e) No Discharge. The obligations of each Borrower under this Section 1.6 shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Obligations), including the occurrence of any of the following, whether or not any Borrower shall have had notice or knowledge of any of them: (i) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the
Obligations of the other Borrower or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of such
Obligations, (ii) any waiver or modification of, or any consent to departure from, any of the terms or provisions of this Agreement or any of the other Loan
Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Obligations of the other Borrower, (iii) the
Obligations of the other Borrower, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (iv)
the application of payments received from any source to the payment of indebtedness other than the Obligations of the other Borrower, even though the
Agent or the Lenders, or any of them, might have elected to apply such payment to any part or all of the Obligations of the other Borrower, (v) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Obligations of the other Borrower, (vi) any defenses, set-offs or counterclaims which the other Borrower or any other Person may assert against the Agent or any Lender in respect of the Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury and
(vii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Borrower as an obligor in respect of the Obligations.

(f) Waivers. Each Borrower waives, for the benefit of the Agent and each Lender:
(i) any right to require the Agent or any Lender, as a condition of payment or performance by such Borrower, to (A) proceed against the other Borrower or any other Person, (B) proceed against or exhaust any security held from the other
Borrower or any other Person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of the Agent or any Lender in favor of the other Borrower or any other Person, or (D) pursue any other remedy in the power of the Agent or any Lender; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the other Borrower including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the other Borrower from any cause other than payment in full of the Obligations;
(iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon the
Agent's or any Lender's errors or omissions in the administration of the
Obligations, except behavior that amounts to gross negligence or willful misconduct; (v) (A) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Section 1.6 and any legal or equitable discharge of such Borrower's obligations hereunder, (B) the benefit of any statute of limitations affecting such Borrower's liability hereunder or the enforcement hereof, (C) any rights to set-offs, recoupments and counterclaims and (D) promptness, diligence and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto; (vi) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Section 1.6, notices of default under this Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to the other Borrower and notices of any of the matters referred to in Sections 1.6(d) and (e) and any right to consent to any thereof;
and (vii) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Section
1.6.

                  As used in this paragraph, any reference to "the principal"
includes each Borrower and any reference to "the creditor" includes the Agent and each of the Lenders. In accordance with Section 2856 of the California Civil
Code each Borrower waives any and all rights and defenses available to it by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California
Civil Code, including any and all rights or defenses such Borrower may have because the Obligations are secured by real property or by reason of protection afforded to the principal with respect to any of the Obligations, or to any other guarantor of any of the Obligations with respect to any of such guarantor's obligations under its guaranty, in either case pursuant to the antideficiency or other laws of the State of California limiting or discharging the principal's indebtedness or such guarantor's obligations, including Section
580a, 580b, 580d or 726 of the California Code of Civil Procedure. Consequently,
among other things: (1) the creditor may collect from such Borrower without first foreclosing on any real or personal property collateral pledged by the principal; and (2) if the creditor forecloses on any real property collateral pledged by the principal: (x) the amount of the Obligations may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price and (y) the creditor may collect from such Borrower even if the creditor, by foreclosing on the real property collateral, has destroyed any right such Borrower may have to collect from the principal. This is an unconditional and irrevocable waiver of any rights and defenses such Borrower may have because the Obligations are secured by real property. Each Borrower also waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for an
Obligation, has destroyed such Borrower's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor of any of the Obligations, has destroyed such
Borrower's rights of contribution against such other Borrower or any other guarantor. No other provision of this Section 1.6 shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph.

(g) Borrowers' Rights of Subrogation, Contribution, Etc.; Subordination of Other
Obligations. Each Borrower waives any claim, right or remedy, direct or indirect, that such Borrower now has or may hereafter have against the other
Borrower or any of its assets in connection with this Section 1.6 or the performance by such Borrower of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute
(including under California Civil Code Section 2847, 2848 or 2849), under common law or otherwise and including (i) any right of subrogation, reimbursement or indemnification that such Borrower now has or may hereafter have against the other Borrower, (ii) any right to enforce, or to participate in, any claim, right or remedy that the Agent or any Lender now has or may hereafter have against the other Borrower and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by the Agent or any Lender. In addition, until the Obligations shall have been paid in full, the
Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Borrower shall withhold exercise of any right of contribution such Borrower may have against the other Borrower. Each Borrower further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Borrower may have against the other Borrower or against any collateral or security, and any rights of contribution such Borrower may have against such other Borrower, shall be junior and subordinate to any rights the Agent or any Lender may have against such Borrower to all right, title and interest the Agent or any Lender may have in any such collateral or security, and to any right the Agent or any Lender may have against such other Borrower.

                  Any indebtedness of the other Borrower now or hereafter held by any Borrower is subordinated in right of payment to the Obligations, and any such indebtedness of the other Borrower to such Borrower collected or received by such Borrower after an Event of Default has occurred and is continuing, and any amount paid to a Borrower on account of any subrogation, reimbursement, indemnification or contribution rights referred to in the preceding paragraph when all Obligations have not been paid in full, shall be held in trust for the
Agent and the Lenders and shall forthwith be paid over to the Agent for the benefit of the Lenders to be credited and applied against the Obligations.

(h) Fraudulent Transfer Laws. Anything contained in this Section 1.6 to the contrary notwithstanding, the obligations of each Borrower under this Section
1.6 shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United
States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Borrower, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Borrower (i) in respect of intercompany indebtedness to the other
Borrower or other affiliates of the other Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such
Borrower hereunder and (ii) under any guaranty which contains a limitation as to maximum amount similar to that set forth in this Section 1.6(h), pursuant to which the liability of such Borrower hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the
Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Borrower pursuant to applicable law or pursuant to the terms of any agreement.

(i) Related Guaranties. Each Borrower under this Section 1.6 and any other guaranties, if any, relating to the Credit Agreement (the "Related Guaranties")
that contain a contribution provision similar to that set forth in this Section
1.6, together desire to allocate among themselves (collectively, the
"Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Section 1.6 and the Related Guaranties. Accordingly, in the
event any payment or distribution is made on any date by any Borrower under this
Section 1.6 or a guarantor under a Related Guaranty, each such Borrower or such guarantor shall be entitled to a contribution from each of the other
Contributing Guarantors in the maximum amount permitted by law so as to maximize the aggregate amount of the Obligations paid to the Agent and the Lenders.

                                   ARTICLE 2
                                INTEREST AND FEES

2.1      Interest.

(a)      Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate plus the Applicable Margins as set forth below, but not to exceed the Maximum Rate. If at any time Loans are outstanding with respect to which Palco has not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Loans shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

         (i)      For all Base Rate Loans and other Obligations (other than
                  LIBOR Rate Loans) at a fluctuating per annum rate equal to the
                  Base Rate plus the Applicable Margin; and

         (ii)     For all LIBOR Rate Loans at a per annum rate equal to the
                  LIBOR Rate plus the Applicable Margin.

Each change in the Base Rate shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed
(which results in more interest being paid than if computed on the basis of a
365 day year). The Borrowers shall pay to the Agent, for the ratable benefit of
Lenders, interest accrued on all Base Rate Loans in arrears on the first day of each month hereafter and on the Termination Date. The Borrowers shall pay to the
Agent, for the ratable benefit of Lenders, interest on all LIBOR Rate Loans in arrears on each LIBOR Interest Payment Date.

(b)      Default Rate. If any Default or Event of Default occurs and is continuing and the Agent or the Required Lenders in their discretion so elect, then, while any such Default or Event of Default is continuing, all of the Obligations shall bear interest at the Default Rate applicable thereto.

2.2      Continuation and Conversion Elections.

(a)      Palco may:

         (i)      elect, as of any Business Day, in the case of Base Rate Loans to convert any Base Rate Loans (or any part thereof in an
                  amount not less than $750,000, or that is in an integral
                  multiple of $250,000 in excess thereof) into LIBOR Rate Loans;
                  or

         (ii)     elect, as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods
                  expiring on such day (or any part thereof in an amount not less than $750,000, or that is in an integral multiple of
                  $250,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans; provided further that if the notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

(b)      Palco shall deliver a notice of continuation/conversion ("Notice of
         Continuation/Conversion") to the Agent not later than 12:00 noon
         (Pacific Standard time) at least three (3) Business Days in advance of the Continuation/Conversion Date, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

         (i)      the proposed Continuation/Conversion Date;

         (ii)     the aggregate amount of Loans to be converted or renewed;

         (iii)    the type of Loans resulting from the proposed conversion or continuation; and

         (iv)     the duration of the requested Interest Period, provided,
                  however, Palco may not select an Interest Period that ends after the Stated Termination Date.

(c)      If upon the expiration of any Interest Period applicable to LIBOR Rate
         Loans, Palco has failed to select timely a new Interest Period to be applicable to LIBOR Rate Loans or if any Default or Event of Default
         then exists, Palco shall be deemed to have elected to convert such
         LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

(d)      The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each
         Lender.

(e)      Unless the Agent agrees otherwise, there may not be more than five different LIBOR Rate Loans in effect hereunder at any time.

2.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 2.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the
Borrowers shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of
(i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the
Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the applicable
Borrower such excess.

2.4 Fees. The Borrowers agree to pay the Agent on the Closing Date all of the fees set forth in the Fee Letter dated January 23, 2004, between the Agent and the Borrowers.

2.5 Unused Line Fee. On the first day of each month and on the Termination Date the Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the
"Unused Line Fee") equal to one-half of one percent (0.50%) per annum times the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and the average daily undrawn face amount of outstanding Letters of Credit, during the immediately preceding month or shorter period if calculated for the first month hereafter or on the
Termination Date. The Unused Line Fee shall be computed on the basis of a
360-day year for the actual number of days elapsed. All principal payments received by the Agent shall be deemed to be credited to the Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 2.5.

2.6 Letter of Credit Fee. The Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a fee (the "Letter of Credit Fee") equal to the
Applicable Margin in respect of LIBOR Rate Loans in effect from time to time and to Agent for the benefit of the Letter of Credit Issuer a fronting fee (the
"Fronting Fee") of one-quarter of one percent (0.25%) per annum of the undrawn face amount of each Letter of Credit, and to the Letter of Credit Issuer, all
out-of-pocket costs, fees and expenses incurred by the Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit, which costs, fees and expenses shall include a
"fronting fee" payable to the Letter of Credit Issuer. The Letter of Credit Fee
and the Fronting Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit is outstanding and on the Termination Date. The Letter of Credit Fee and the Fronting Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

                                   ARTICLE 3
                            PAYMENTS AND PREPAYMENTS

3.1 Revolving Loans. The Borrowers shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the
Termination Date. The Borrowers may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement provided, that at no time during the twelve-month period following the Initial Funding Date shall the Borrowers make any prepayment (except as provided in the immediately succeeding sentence or as part of a termination of the Agreement in accordance with Section 3.2)
that would have the effect of reducing the sum of the aggregate outstanding principal amount of all Revolving Loans and undrawn amount of all Letters of
Credit then outstanding to less than $12,000,000. Without limiting the generality of the foregoing, upon demand the Borrowers shall pay to the Agent, for account of the Lenders, the amount, without duplication, by which the
Aggregate Revolver Outstandings exceeds the lesser of the Borrowing Base or the
Maximum Revolver Amount.

3.2 Termination of Facility. The Borrowers may terminate this Agreement upon at least ten (10) Business Days' notice to the Agent and the Lenders, upon (a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation and return of all outstanding Letters of
Credit, (b) the payment of the early termination fee set forth below, (c) the payment in full in cash of all reimbursable expenses and other Obligations, and
(d) with respect to any LIBOR Rate Loans prepaid, payment of the amounts due under Section 4.4, if any. If this Agreement is terminated at any time prior to the Stated Termination Date, whether pursuant to this Section or pursuant to
Section 9.2, the Borrowers shall pay to the Agent, for the account of the
Lenders, an early termination fee determined in accordance with the following table:

                      PERIOD DURING WHICH
                       EARLY TERMINATION                                          EARLY TERMINATION
                          OCCURS                                                        FEE

         On or prior to the first Anniversary Date                1% of the Revolving Credit Facility
         After the first Anniversary Date but on or               0.50% of the Revolving Credit Facility
         prior to the second Anniversary Date
         After the second Anniversary Date but prior              0.25% of the Revolving Credit Facility
         to the Stated Termination Date

                  provided, that in the event that early termination occurs as a result of any refinancing of the Revolving Credit Facility by Bank of America,
N.A. or any of its Affiliates, such early termination fee shall not be payable.

3.3  LIBOR Rate Loan Prepayments. In connection with any prepayment, if any LIBOR
Rate Loans are prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrowers shall pay to the Lenders the amounts described in Section 4.4.

3.4      Payments by the Borrowers.

(a) All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Agent for the account of the
Lenders, at the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (Pacific Standard time)
on the date specified herein. Any payment received by the Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

(b) Subject to the provisions set forth in the definition of "Interest Period", whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may
be.

3.5 Payments as Revolving Loans. At the election of Agent, all payments of principal, interest, reimbursement obligations in connection with Letters of
Credit and Credit Support for Letters of Credit, fees, premiums, reimbursable expenses and other sums due and payable hereunder, may be paid from the proceeds of Revolving Loans made hereunder. The Borrowers hereby irrevocably authorize the Agent to charge the Loan Account for the purpose of paying all amounts from time to time due hereunder and agrees that all such amounts charged shall constitute Revolving Loans (including Non-Ratable Loans and Agent Advances).

3.6 Apportionment, Application and Reversal of Payments. Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each
Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to Agent and the Letter of
Credit Issuer and except as provided in Section 11.1(b). All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements including any amounts relating to
Bank Products then due to the Agent from any Borrower; second, to pay any fees or expense reimbursements then due to the Lenders from any Borrower; third, to pay interest due in respect of all Loans, including Non-Ratable Loans and Agent
Advances; fourth, to pay or prepay principal of the Non-Ratable Loans and Agent
Advances; fifth, to pay or prepay principal of the Revolving Loans (other than
Non-Ratable Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; sixth, to pay an amount to Agent equal to all outstanding Letter of Credit Obligations to be held as cash collateral for such
Obligations; and seventh, to the payment of any other Obligation due to the
Agent or any Lender by any Borrower. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by Palco, or unless an Event of
Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Rate Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base
Rate Loans and, in any event, the Borrowers shall pay LIBOR breakage losses in accordance with Section 4.4. The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations then due and payable.

3.7 Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent, any
Lender, the Bank or any Affiliate of the Bank is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this
Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender and the Borrowers shall be liable to pay to the Agent and the Lenders, and hereby do indemnify the Agent and the
Lenders and hold the Agent and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 3.7 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.7 shall survive the termination of this Agreement.

3.8 Agent's and Lenders' Books and Records; Monthly Statements. The Agent shall record the principal amount of the Loans owing to each Lender, the undrawn face amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender's Loans in its books and records. Failure by Agent or any Lender to make such notation shall not affect the obligations of the Borrowers with respect to the Loans or the Letters of Credit. The Borrowers agree that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to Palco a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in
Section 3.6 and corrections of errors discovered by the Agent), unless Palco notifies the Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by Palco, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.

                                   ARTICLE 4
                     TAXES, YIELD PROTECTION AND ILLEGALITY

4.1      Taxes.

(a)      Any and all payments by any Borrower to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrowers shall pay all Other Taxes.

(b)      The Borrowers agree to indemnify and hold harmless each Lender and the
         Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by any Lender or the Agent and any liability
         (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other
         Taxes were correctly or legally asserted by the relevant Governmental
         Authority. Payment under this indemnification shall be made within 30 days after the date such Lender or the Agent makes written demand therefor.

(c)      If any Borrower shall be required by law to deduct or withhold any
         Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

         (i)      the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums
                  payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

         (ii)     such Borrower shall make such deductions and withholdings;

         (iii)    such Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in
                  accordance with applicable law; and

         (iv)     such Borrower shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been
                  imposed.

(d)      At the Agent's request, within 30 days after the date of any payment by any Borrower of Taxes or Other Taxes, such Borrower shall furnish the
         Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

(e)      If any Borrower is required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by such Borrower which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

(f)      If any Lender or the Agent determines, in its sole and reasonable discretion, that it has received a refund in respect of Taxes or Other
         Taxes as to which it has been indemnified by the Borrowers pursuant to this Section 4.1, it shall promptly notify Palco of such refund and shall, within thirty (30) days after receipt of a request by Palco, repay such refund (including any interest actually received from the taxing authority with respect to such refund) to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 4.1 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of such Lender or the Agent and other costs
         (including Taxes or Other Taxes) imposed with respect to such refund, provided, that the Borrowers, upon the request of such Lender (or the
         Agent), agree to return such refund (plus penalties, interest or other charges ) to such Lender or the Agent in the event such Lender or the
         Agent is required to repay such refund. If any Lender is entitled to foreign tax credits as a result of payments of Taxes or other Taxes as to which it has been indemnified by the Borrowers pursuant to this
         Section 4.1, such Lender shall refund the amount of such foreign tax credit to the Borrowers, but not in excess of the amount of tax benefit actually realized by such Lender as a result of such foreign tax credit
         (and only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 4.1 with respect to the Taxes or Other Taxes giving rise to such credit). Such payment shall be net of all reasonable out-of-pocket expenses of such Lender or the Agent and other costs imposed with respect to such credit and shall be made in the manner set forth in this subsection (f) as to refunds of tax. The agreements and obligations of the Lender and Agent in this
         Section 4.1(f) shall survive the repayment of the Obligations.

(g)      Each Lender shall use reasonable efforts to seek refunds of any amounts paid or indemnified by the Borrowers pursuant to this Section 4.1 that are reasonably believed not to have been correctly or legally asserted so long as such Lender determines that such efforts shall not otherwise be detrimental to such Lender. Neither the provisions of this Section
         4.1(g), nor the provisions of Section 4.1(f) nor any other provisions of this Agreement shall be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential in its sole discretion) to any
         Borrower, or any other Person.

(h)      If any Lender (or any Participant to whom the Lender has sold a participation) makes a claim for compensation under Section 4.1 or 4.3
         (a "Claiming Lender"), the Borrowers may, upon notice from Palco to such Claiming Lender and the Agent, replace such Claiming Lender. If the Borrowers exercises their right to replace a Claiming Lender pursuant to the immediately preceding sentence, the Borrowers shall arrange for one or more other Lenders or Eligible Assignees (each a
         "Replacement Lender") to assume such Claiming Lender's Commitment and all obligations of such Claiming Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such
         Claiming Lender; provided, however, that the amount of the Commitment of any such Replacement Lender as a result of such replacement shall in no event be less than $5,000,000 unless the amount of the Commitment of such Claiming Lender is less than $5,000,000, in which case such
         Replacement Lender shall assume all of such lesser amount; provided, further, that:

         (i)      any such Replacement Lender shall have paid to such Claiming
                  Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Loans, if any, of such Claiming Lender plus
                  (B) any accrued but unpaid fees owing to such Claiming Lender as of the effective date of such assignment;

         (ii)     all additional costs reimbursements, expense reimbursements and indemnities payable to such Claiming Lender, and all other accrued and unpaid amounts owing to such Claiming Lender
                  hereunder, as of the effective date of such assignment, shall have been paid to such Claiming Lender; and

         (iii)    with respect to any such Replacement Lender, the applicable processing and recordation fee required under Section 11.2 for such assignment shall have been paid;

                  provided, further, that such Claiming Lender's rights under
Sections 4.1, 4.3, 13.7 and 13.11, and its obligations under Section 12.7, shall survive such substitution as to matters occurring prior to the date of substitution. At least three Business Days prior to the effective date of each applicable assignment pursuant to this Section 4.1, (A) each such Replacement
Lender, if any, shall have delivered to the Borrowers and the Agent an
Assignment and Acceptance, duly executed by such Replacement Lender, such
Claiming Lender, the Borrowers and the Agent, and (B) each such Replacement
Lender that is an existing Lender shall have delivered confirmation in writing satisfactory to Palco and the Agent as to the increase in the amount of its
Commitment. Upon the payment or prepayment of all amounts referred to in clauses
(i), (ii) and (iii) of the immediately preceding sentence, each such Replacement
Lender will be substituted, as of the effective date of the applicable assignment pursuant to this Section 4.1, for such Claiming Lender under this
Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Claiming Lender hereunder shall, by the provisions hereof, be released and discharged.

4.2      Illegality.

(a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by that Lender to Palco through the Agent, any obligation of that Lender to make
LIBOR Rate Loans shall be suspended until that Lender notifies the Agent and
Palco that the circumstances giving rise to such determination no longer exist.

(b) If a Lender determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrowers shall, upon Palco's receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if that Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if that Lender may not lawfully continue to maintain such LIBOR Rate Loans. If the Borrowers are required to so prepay any
LIBOR Rate Loans, then concurrently with such prepayment, the Borrowers shall borrow from the affected Lender, in the amount of such repayment, a Base Rate
Loan.

4.3      Increased Costs and Reduction of Return.

(a) If any Lender determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other
Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

(b) If any Lender shall have determined that (i) the introduction of any Capital
Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii)
any change in the interpretation or administration of any Capital Adequacy
Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital
Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to Palco through the Agent, the Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such
Lender for such increase.

4.4 Funding Losses. The Borrowers shall reimburse each Lender and hold each
Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

(a) the failure of any Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan;

(b) the failure of any Borrower to borrow, continue or convert a Loan after
Palco has given (or is deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion; or

(c) the prepayment or other payment (including after acceleration thereof) of any LIBOR Rate Loans on a day that is not the last day of the relevant Interest
Period;

including any such loss of anticipated profit and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its
LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by any Lender in connection with the foregoing.

4.5 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed
LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify Palco and each Lender.
Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing.
Upon receipt of such notice, Palco may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by it. If Palco does not revoke such
Notice, the Lenders shall make, convert or continue the Loans, as proposed by
Palco, in the amount specified in the applicable notice submitted by Palco, but such Loans shall be made, converted or continued as Base Rate Loans instead of
LIBOR Rate Loans.

4.6 Certificates of Agent. If any Lender claims reimbursement or compensation under this Article 4, Agent shall determine the amount thereof and shall deliver to Palco (with a copy to the affected Lender) a certificate setting forth in reasonable detail the amount payable to the affected Lender, and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

4.7 Survival. The agreements and obligations of the Borrowers in this Article 4 shall survive the payment of all other Obligations.

                                   ARTICLE 5
                BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

5.1 Books and Records. The Borrowers shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). The Borrowers shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. The
Borrowers shall maintain at all times books and records pertaining to the
Collateral in such detail, form and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts;
(b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the
Collateral.

5.2 Financial Information. The Borrowers shall promptly furnish to each Lender, all such financial information as the Agent shall reasonably request. Without limiting the foregoing, the Borrowers will furnish to the Agent, in sufficient copies for distribution by the Agent to each Lender, in such detail as the Agent or the Lenders shall request, the following:

(a) (i) As soon as available, but in any event not later than one hundred and five (105) days after the close of the Fiscal Year ended December 31, 2003, audited special purpose combined balance sheet of Palco and Britt, and the related special purpose combined statements of operations and cash flows for the year ended and accompanying notes thereto. (ii) As soon as available, but in any event not later than 105 days after the close of the Fiscal Year ending December
31, 2004 and thereafter, audited special purpose combined balance sheet of Palco and Britt, and the related special purpose combined statements of operations and cash flows for the year then ended, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of Palco and Britt as at the date thereof and for the Fiscal Year then ended. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a combined basis, accompanied by a report thereon unqualified in any respect of independent certified public accountants selected by Palco and reasonably satisfactory to the Agent. Palco, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter to such accountants, with a copy to the Agent and the Lenders, notifying such accountants that one of the primary purposes for retaining such accountants'
services and having audited financial statements prepared by them is for use by the Agent and the Lenders. Palco hereby authorizes the Agent to communicate directly with its certified public accountants and, by this provision, requests those accountants to disclose to the Agent any and all financial statements and other supporting financial documents and schedules relating to Palco and to discuss directly with the Agent the finances and affairs of Palco.

(b) As soon as available, but in any event not later than thirty (30) days after the end of each month, combined unaudited balance sheets of Palco and Britt as at the end of such month, and combined unaudited income statements and cash flow statements for Palco and Britt for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of Palco and
Britt as at the date thereof and for such periods, and prepared consistently with the audited Financial Statements required to be delivered pursuant to
Section 5.2(a). Palco shall certify by a certificate signed by its chief financial officer or its vice president of finance and administration that all such statements present fairly Palco's financial position as at the dates thereof and its results of operations for the periods then ended, subject to normal quarterly and year-end adjustments.

(c) With each of the audited Financial Statements delivered pursuant to Section
5.2(a), the Borrowers hereby agree to request a certificate of the independent certified public accountants that examined such statement to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default with respect to a financial covenant, except for those, if any, described in reasonable detail in such certificate.

(d) With each of the annual audited Financial Statements delivered pursuant to
Section 5.2(a), and within forty five (45) days after the end of each of the first three fiscal quarters of each Fiscal Year, a certificate of the chief financial officer or vice president of finance and administration of Palco setting forth (A) in reasonable detail the calculations required to establish that the Borrowers were in compliance with the covenants set forth in Sections
7.24 through 7.25 during the period covered in such Financial Statements and as at the end thereof; (B) all of the representations and warranties of the
Borrowers contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date; (C) the
Borrowers are, at the date of such certificate, in compliance in all material respects with all of their respective covenants and agreements in this Agreement and the other Loan Documents; (D) no Default or Event of Default then exists or existed during the period covered by the Financial Statements for such month;
(E) describing and analyzing in reasonable detail all material trends, changes, and developments in each and all Financial Statements; and (F) explaining the material variances of the figures in the corresponding budgets and prior Fiscal
Year financial statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action Palco has taken or proposes to take with respect thereto.

(e) (i) No sooner than sixty (60) days and not less than fifteen (15) days prior to the beginning of each Fiscal Year, preliminary annual forecasts (to include forecasted separate and combined balance sheets, income statements and cash flow statements) for the Borrowers as at the end of and for each month of such Fiscal
Year and (ii) no more than thirty (30) days after the end of each Fiscal Year, final annual forecasts (to include forecasted separate and combined balance sheets, income statements and cash flow statements) for the Borrowers as at the end of and for each month of such Fiscal Year.

(f) No more than twenty (20) days after the end of each fiscal quarter, a schedule, in substantially the form of Exhibit F hereto, showing all payments made to any Affiliate of the Borrowers by any Borrower in such fiscal quarter.

(g) Promptly after filing with the PBGC and the IRS, a copy of each annual report or other filing filed with respect to each Plan of any Borrower.

(h) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by Palco or any of its Subsidiaries with the Securities and
Exchange Commission under the Exchange Act, and all reports, notices, or statements sent or received by Palco or any of its Subsidiaries to or from the holders of any equity interests of Palco (other than routine non-material correspondence sent by shareholders of Palco to Palco) or any such Subsidiary or of any Debt of Palco or any of its Subsidiaries registered under the Securities
Act of 1933 or to or from the trustee under any indenture under which the same is issued.

(i) As soon as available, but in any event not later than 15 days after each
Borrower's receipt thereof, a copy of all management reports and management letters prepared for such Borrower by any independent certified public accountants of such Borrower.

(j) Promptly after their preparation, copies of Palco's customary monthly financial reports.

(k) If requested by the Agent, promptly after filing with the IRS, a copy of each tax return filed by Palco or by any of its Subsidiaries.

(l) (i) As soon as available, but in any event within two (2) Business Days after the end of each week (for such week) a Borrowing Base Certificate supporting information in respect of Accounts in accordance with Section 9 of the Security Agreement and (ii) as soon as available, but in any event within twenty (20) days after the end of each month (for such month) a Borrowing Base
Certificate supporting information in respect of Accounts and Inventory in accordance with Section 9 of the Security Agreement.

(m) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of Palco or any of its Subsidiaries.

5.3 Notices to the Lenders. Each Borrower shall notify the Agent and the Lenders in writing of the following matters at the following times:

(a) Immediately after becoming aware of any Default or Event of Default;

(b) Immediately after becoming aware of the assertion by the holder of any capital stock of such Borrower or of any Subsidiary or the holder of any Debt of such Borrower or any Subsidiary in a face amount in excess of $100,000 that a default exists with respect thereto or that such Borrower or such Subsidiary is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance;

(c) Immediately after becoming aware of any event or circumstance which could have a Material Adverse Effect;

(d) Immediately after becoming aware of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a
Governmental Authority, which would reasonably be expected to have a Material
Adverse Effect;

(e) Immediately after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting such
Borrower or any of its Subsidiaries in a manner which would reasonably be expected to have a Material Adverse Effect;

(f) Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting such Borrower or any of its Subsidiaries which would reasonably be expected to have a Material
Adverse Effect;

(g) Immediately after receipt of any notice of any violation by such Borrower or any of its Subsidiaries of any Environmental Law which would reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted in writing that such Borrower or any of its Subsidiaries is not in compliance with any Environmental Law or is investigating such Borrower's or such Subsidiary's compliance therewith;

(h) Immediately after receipt of any written notice that such Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that such Borrower or any of its
Subsidiaries is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $1,000,000;

(i) Immediately after receipt of any written notice of the imposition of any
Environmental Lien against any property of such Borrower or any of its
Subsidiaries;

(j) Any change in such Borrower's name, state of organization, locations of
Collateral (excluding in-transit Inventory and Equipment), or form of organization, trade names under which such Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto;

(k) Within ten (10) Business Days after such Borrower or any ERISA Affiliate knows or has reason to know, that an ERISA Event or a non-exempt "prohibited transaction" (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred which would reasonably be expected to have a Material Adverse Effect, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto;

(l) Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within three (3) Business
Days after the filing thereof with the PBGC, the DOL or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including
Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each
Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by such
Borrower or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request, and (iii) a copy of each other filing or notice filed with the
PBGC, the DOL or the IRS, with respect to each Plan by either such Borrower or any ERISA Affiliate; provided, that with respect to sub-clauses (i) or (iii)
above, such change could reasonably be expected to result in a material increase in the annual cost of maintaining the referenced Plan;

(m) Upon request, copies of each actuarial report for any Plan or Multi-employer
Plan and annual report for any Multi-employer Plan; and within three (3)
Business Days after receipt thereof by such Borrower or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC's intention to terminate a
Plan or to have a trustee appointed to administer such Plan; (ii) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a
Multi-employer Plan regarding the imposition of withdrawal liability;

(n) Within three (3) Business Days after the occurrence thereof: (i) any change in the manner in which benefits of any existing Plan are calculated under the terms of the Plan which would reasonably be expected to increase such Borrower's annual costs with respect thereto by an amount in excess of $1,500,000, or the establishment of any new Plan or the commencement of contributions to any Plan to which such Borrower or any ERISA Affiliate was not previously contributing;
or (ii) any failure by such Borrower or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; or

(o) Within three (3) Business Days after such Borrower or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur:
(i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer
Plan; or (iii) the PBGC has instituted or will institute proceedings under
Section 4042 of ERISA to terminate a Multi-employer Plan.

                  Each notice given under this Section shall describe the
subject matter thereof in reasonable detail, and shall set forth the action that the applicable Borrower, its Subsidiary, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

                                   ARTICLE 6
                     GENERAL WARRANTIES AND REPRESENTATIONS

                  Each Borrower warrants and represents to the Agent and the
Lenders that except as set forth in the SEC Reports or as hereafter disclosed to and accepted by the Agent and the Required Lenders in writing:

6.1 Authorization, Validity and Enforceability of this Agreement and the Loan
Documents. Each Borrower has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations incurred by it, and to grant to the Agent Liens upon and security interests in the Collateral owned by it. Such Borrower has taken all necessary action (including obtaining approval of its stockholders if necessary)
to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan
Documents to which it is a party have been duly executed and delivered by such
Borrower, and constitute the legal, valid and binding obligations of such
Borrower, enforceable against it in accordance with their respective terms. Such
Borrower's execution, delivery, and performance of this Agreement and the other
Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of such Borrower or any of its Subsidiaries, by reason of the terms of (a) any contract, mortgage, lease, agreement, indenture, or instrument to which such Borrower is a party or which is binding upon it, (b) any
Requirement of Law applicable to such Borrower or any of its Subsidiaries, or
(c) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement of such Borrower or any of its Subsidiaries.

6.2 Validity and Priority of Security Interest. The provisions of this
Agreement, the Mortgage(s), and the other Loan Documents create (or upon execution, delivery due filing and recordation will create) legal and valid
Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute, on the Closing Date, perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, except Permitted Liens, securing all the
Obligations, and enforceable against such Borrower and all third parties.

6.3 Organization and Qualification. Such Borrower (a) is duly organized or incorporated and validly existing in good standing under the laws of the state of its organization or incorporation, (b) is qualified to do business and is in good standing in the jurisdictions set forth on Schedule 6.3 which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business and (c) has all requisite power and authority to conduct its business and to own its property.

6.4 Corporate Name; Prior Transactions. Such Borrower has not, during the past five (5) years, been known by or used any other corporate or fictitious name, other than the name "Palco", or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

6.5 Subsidiaries and Affiliates. Schedule 6.5 is, as of the Closing Date, a
correct and complete list of the name and relationship to Palco of each and all of Palco's Subsidiaries and Affiliates that are party to a transaction involving any Borrower and MAXXAM Inc. and any of its Subsidiaries of which Palco is a
Subsidiary. Each Subsidiary is (a) duly incorporated or organized and validly existing in good standing under the laws of its state of incorporation or organization set forth on Schedule 6.5, and (b) qualified to do business and in good standing in each jurisdiction in which the failure to so qualify or be in good standing would reasonably be expected to have a material adverse effect on any such Subsidiary's business, operations, prospects, property, or condition
(financial or otherwise) and (c) has all requisite power and authority to conduct its business and own its property.

6.6      Financial Statements and Projections.

(a) (i) Palco has delivered to the Agent and the Lenders the reviewed balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for Palco and its consolidated subsidiaries as of
December 31, 2002, and for the Fiscal Year then ended, accompanied by the review report thereon of Palco's independent certified public accountants, Deloitte and
Touche, LLP. (ii) Palco has also delivered to the Agent and the Lenders the unaudited balance sheet and related statements of income and cash flows for each of Palco and Britt and for Palco and Britt on a combined basis as of September
30, 2003. Such financial statements are attached hereto as Exhibit C. (iii) The financial statements delivered pursuant to sub-clause (i) above have been prepared in accordance with GAAP and present accurately and fairly in all material respects the financial position of Palco and its Subsidiaries on a consolidated basis as of the dates thereof and their results of operations for the periods then ended. (iv) The financial statements delivered pursuant to sub-clause (ii) above present accurately and fairly in all material respects the financial position of Palco and Britt on a combined basis as at the dates thereof and their results of operations for the periods then ended.

(b) The Latest Projections when submitted to the Lenders as required herein represent Palco's best estimate of the future financial performance of Palco and its consolidated Subsidiaries for the periods set forth therein. The Latest
Projections have been prepared on the basis of the assumptions set forth therein, which Palco believes are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lenders.

6.7 Capitalization. Palco's authorized capital stock consists of 100 shares of common stock, par value $.01 per share, of which 100 shares are validly issued and outstanding, fully paid and non-assessable and are owned beneficially and of record by MAXXAM Group Inc. Britt's authorized capital stock consists of 15,000 shares of common stock, par value $10 per share, of which 750 shares are validly issued and outstanding, fully paid and non-assessable and are owned beneficially and of record by MAXXAM Group Inc.

6.8 Solvency. Such Borrower is Solvent prior to and after giving effect to the
Borrowings to be made on the Initial Funding Date and the issuance of the
Letters of Credit to be issued on the Closing Date, and shall remain Solvent during the term of this Agreement.

6.9 Debt. After giving effect to the making of the Revolving Loans to be made on the Initial Funding Date, Palco and its Subsidiaries have no Debt, except (a)
the Obligations, (b) Debt described on Schedule 6.9 and (c) Debt permitted under
Section 7.15.

6.10 Distributions. Since December 31, 2002, except as set forth on Schedule
6.10 no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of Palco or any of its Subsidiaries.

6.11 Real Estate; Leases. Schedule 6.11 sets forth, as of the Closing Date, a correct and complete list of all Real Estate owned by such Borrower and all Real
Estate owned by any of its Subsidiaries, all leases and subleases of real or personal property held by such Borrower as lessee or sublessee (other than leases of personal property as to which such Borrower is lessee or sublessee for which the value of such personal property in the aggregate is less than
$100,000), and all leases and subleases of real or personal property held by such Borrower as lessor, or sublessor. Each of such leases and subleases is, valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists other than as would not reasonably be expected to have a Material Adverse Effect. Such
Borrower has, good and marketable title in fee simple to the Real Estate identified on Schedule 6.11 as owned by such Borrower, or valid leasehold interests in all Real Estate designated therein as "leased" by such Borrower and such Borrower has good, indefeasible, and merchantable title to all of its other property reflected on the September 30, 2003 Financial Statements delivered to the Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof, free of all Liens except Permitted Liens except, in each case, as would not reasonably be expected to have a Material
Adverse Effect.

6.12 Proprietary Rights. Schedule 6.12 sets forth, as of the Closing Date, a correct and complete list of all of such Borrower's Proprietary Rights. None of the Proprietary Rights is, as of the Closing Date, subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.12. To the best of such Borrower's knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person's property and no other Person's property infringes on or conflicts with the Proprietary Rights, except as would not have or reasonably be expected to have a Material Adverse Effect. The Proprietary
Rights described on Schedule 6.12, as of the Closing Date, constitute all of the property of such type necessary to the current and anticipated future conduct of such Borrower's business.

6.13 Trade Names. All trade names or styles under which such Borrower or any of its Subsidiaries will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are, as of the Closing Date, listed on Schedule 6.13.

6.14 Litigation. Except as set forth on Schedule 6.14, there is no pending, or to the best of such Borrower's knowledge threatened, action, suit, proceeding, or counterclaim by any Person, or to the best of such Borrower's knowledge, investigation by any Governmental Authority, or any basis for any of the foregoing, which would reasonably be expected to have a Material Adverse Effect.

6.15 Labor Disputes. Except as set forth on Schedule 6.15, as of the Closing
Date (a) there is no collective bargaining agreement or other labor contract covering employees of such Borrower or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of such Borrower or any of its Subsidiaries or for any similar purpose, and (d) there is no pending or (to the best of such Borrower's knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting such Borrower or its
Subsidiaries or their employees.

6.16     Environmental Laws.  Except as described in Schedule 6.16:

(a) Palco and its Subsidiaries have complied in all material respects with all
Environmental Laws and neither Palco nor any Subsidiary nor any of its presently owned real property or presently conducted operations, nor its previously owned real property or prior operations, is, except as would not have or reasonably be expected to have a Material Adverse Effect, subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened
Release of a Contaminant.

(b) Palco and its Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and, all such permits are in good standing and Palco and its Subsidiaries are in compliance with all terms and conditions of such permits except as would not reasonably be expected to have a
Material Adverse Effect.

(c) Neither Palco nor any of its Subsidiaries, nor, to the best of Palco's knowledge, any of its predecessors in interest, has in violation of applicable law stored, treated or disposed of any hazardous waste, except as would not have or reasonably be expected to have a Material Adverse Effect.

(d) Neither Palco nor any of its Subsidiaries has received any summons, complaint, order or similar written notice indicating that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant except as would not reasonably be expected to have a Material Adverse Effect.

(e) To the best of Palco's knowledge, none of the present or past operations of such Borrower and its Subsidiaries is the subject of any investigation by any
Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant except as would not reasonably be expected to have a Material Adverse Effect.

(f) There is not now nor to the best of Palco's knowledge has there ever been on or in the Real Estate, other than as disclosed to the Agent in writing from time to time:

(1) any underground storage tanks or surface impoundments,

(2) any asbestos-containing material, or

(3) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment.

(g) Neither Palco nor any of its Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted
Release or discharge of a Contaminant into the environment, except as would not reasonably be expected to have a Material Adverse Effect.

(h) Neither Palco nor any of its Subsidiaries has entered into any settlement agreements with any Person (including the prior owner of its property) imposing material obligations or liabilities on Palco or any of its Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim, except as would not reasonably be expected to have a Material Adverse Effect.

(i) None of the products manufactured, distributed or sold by such Borrower or any of its Subsidiaries contain asbestos containing material.

(j) No material Environmental Lien has attached to the Real Estate.

6.17 Location of Timber. No Borrower has rights in standing timber located on any property other than Real Property owned by such Borrower.

6.18 No Violation of Law. Neither Palco nor any of its Subsidiaries is in
violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation would reasonably be expected to have a Material
Adverse Effect.

6.19 No Default. Neither Palco nor any of its Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which Palco or such Subsidiary is a party or by which it is bound, which default would reasonably be expected to have a Material Adverse Effect.

6.20     ERISA Compliance.

(a) Each Plan is, as of the Closing Date, in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of such Borrower, nothing has, as of the Closing Date, occurred which would reasonably be expected to cause the loss of such qualification. Such Borrower and each ERISA Affiliate, as of the Closing Date, has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has, as of the Closing Date, been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of such Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which have resulted or would reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse
Effect.

(c) As of the Closing Date and, thereafter (other than in respect of sub-clause
(ii) below)) in all material respects: (i) No ERISA Event has occurred or is reasonably expected by such Borrower or any ERISA Affiliate to occur; (ii) no
Pension Plan has any Unfunded Pension Liability, except as would not reasonably be expected to have a Material Adverse Effect; (iii) neither such Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither such Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under
Section 4219 of ERISA, would result in such liability) under Section 4201 or
4243 of ERISA with respect to a Multi-employer Plan; and (v) neither such
Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

6.21 Taxes. Palco and its Subsidiaries have filed all material federal and other tax returns and reports required to be filed, and have paid all material federal and other taxes, assessments, fees and other similar governmental charges levied or imposed upon them or their properties, income or assets as shown on such returns and reports and otherwise due and payable except to the extent such unpaid taxes, assessments, fees and similar governmental charges would constitute a Permitted Lien.

6.22 Regulated Entities. None of Palco, any Person controlling Palco, or any of its Subsidiary, is an "Investment Company" within the meaning of the Investment
Company Act of 1940. No Borrower is subject to regulation under the Public
Utility Holding Company Act of 1935, the Federal Power Act, the Interstate
Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

6.23 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely to refinance certain existing indebtedness and for capital expenditures, working capital and other general corporate purposes. Neither such
Borrower nor any Subsidiary of such Borrower is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

6.24 Copyrights, Patents, Trademarks and Licenses, etc. Such Borrower owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, licenses and other similar rights that are reasonably necessary for the operation of its businesses, without conflict with such rights of any other Person, except as would not reasonably be expected to have a Material Adverse Effect. To the best knowledge of such Borrower, as of the Closing Date, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by such Borrower or any of its such Subsidiaries infringes upon any such rights held by any other Person, except as would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or threatened which, in either case, would reasonably be expected to have a Material Adverse
Effect.

6.25 No Material Adverse Change. No Material Adverse Effect has occurred since
November 30, 2003.

6.26 Full Disclosure. None of the representations or warranties made by such
Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of such
Borrower in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of such Borrower to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time as of which made or deemed made.

6.27 Material Agreements. Schedule 6.26 hereto sets forth, as of the Closing
Date, all material agreements and contracts to which such Borrower or any of its
Subsidiaries is a party or is bound as of the date hereof.

6.28 Bank Accounts. Schedule 6.27 contains, as of the Closing Date, a complete and accurate list of all bank accounts maintained by such Borrower with any bank or other financial institution.

6.29 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person, as of the Closing Date, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such
Borrower or any of its Subsidiaries of this Agreement or any other Loan
Document.

                                   ARTICLE 7
                       AFFIRMATIVE AND NEGATIVE COVENANTS

                  Each Borrower covenants to the Agent and each Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect:

7.1 Taxes and Other Obligations. Such Borrower shall, and shall cause each of its Subsidiaries to, (a) file when due all material tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all material taxes, similar assessments, fees and similar governmental charges against it or upon its property, income and franchises, make all material required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the
Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all material Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, so long as such Borrower has notified the Agent in writing, neither such Borrower nor any of its Subsidiaries need pay any tax, assessment, fee or similar governmental charge (i) it is contesting in good faith by appropriate proceedings, (ii) as to which such Borrower or any of its Subsidiaries, as the case may be, has established proper reserves (if any) as required under GAAP, and (iii) the nonpayment of which does not result in the imposition of a Lien
(other than a Permitted Lien).

7.2 Legal Existence and Good Standing. Such Borrower shall, and shall cause each of its Subsidiaries to, maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing would reasonably be expected to have a Material Adverse Effect.

7.3 Compliance with Law and Agreements; Maintenance of Licenses. Such Borrower
shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards
Act and all Environmental Laws). Such Borrower shall, and shall cause each of its Subsidiaries to, obtain and maintain all material licenses, permits, franchises, and governmental authorizations necessary to own its material properties and to conduct its business substantially as conducted on the Closing
Date. Such Borrower shall not modify, amend or alter its certificate or articles of incorporation, or its limited liability company operating agreement or limited partnership agreement, as applicable, other than in a manner which does not adversely affect the rights of the Lenders or the Agent.

7.4      Maintenance of Property; Inspection of Property.

(a) Such Borrower shall, and shall cause each of its Subsidiaries to, maintain all of its material tangible property necessary and useful in the conduct of its business, in good operating condition and repair, wear and tear, dispositions, abandonments and breakdowns excepted, to the extent arising in the ordinary course of business.

(b) Such Borrower shall permit representatives and independent contractors of the Agent (at the expense of such Borrower not to exceed four (4) times per year unless an Event of Default has occurred and is continuing) to visit and inspect any of its properties, to examine its corporate, financial and operating records
(other than any privileged and confidential records), and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to such Borrower; provided, however, when an Event of
Default exists, the Agent or any Lender may do any of the foregoing at the expense of such Borrower at any time during normal business hours and without advance notice.

7.5      Insurance.

(a) Such Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers (which insurers shall, in respect of (i) at least 80% of all of such Borrower's insurance coverage at any time and (ii) 100% of such Borrower's insurance coverage upon each annual renewal thereof, have a rating of at least A- or better by Best Rating Guide), insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Agent, in its discretion, or acting at the direction of the Required Lenders, shall approve, in amounts, and under policies acceptable to the Agent. Without limiting the foregoing, in the event that any improved Real Estate covered by the Mortgages is determined to be located within an area that has been identified by the Director of the Federal Emergency
Management Agency as a Special Flood Hazard Area ("SFHA"), the applicable
Borrower shall purchase and maintain flood insurance on the improved Real Estate and any Equipment and Inventory located on such Real Estate. The amount of said flood insurance will be reasonably determined by the Agent, and shall, at a minimum, comply with applicable federal regulations as required by the Flood
Disaster Protection Act of 1973, as amended. The applicable Borrower shall also maintain flood insurance for its Inventory and Equipment which is, at any time, located in a SFHA.

(b) Each Borrower shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named as secured party or mortgagee and sole loss payee or additional loss payee, as appropriate, or additional insured, in a manner acceptable to the Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' (or ten (10) days in the case of non-payment of premium) prior written notice to the
Agent (such notice to be deemed delivered upon receipt) in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of any Borrower or any of its Subsidiaries or the owner of any Real Estate for purposes more hazardous than are permitted by such policy.
All premiums for such insurance shall be paid by the Borrowers when due, and certificates of insurance and, if requested by the Agent or any Lender, photocopies of the policies, shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders. If any
Borrower fails to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Required Lenders shall, do so from the proceeds of Revolving Loans. In addition, within five (5) days of renewal of any insurance coverage, the Borrower shall deliver a notice to the
Agent, notifying the Agent of (i) such renewal, (ii) the estimated amount of the premium payable in respect of such insurance, and (iii) the due date for payment of such premium. The Borrower shall further notify the Agent, within one (1)
Business Day after payment of the respective insurance premium by the Borrower, that such payment has been made in full.

7.6 Insurance and Condemnation Proceeds. Each Borrower shall promptly notify the
Agent and the Lenders of any loss, damage, or destruction to the Collateral, whether or not covered by insurance. The Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral directly and to apply or remit them as follows:

         (i)      With respect to insurance (other than business interruption insurance) and condemnation proceeds relating to Collateral other than Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 3.6.

         (ii)     With respect to insurance and condemnation proceeds relating to Collateral consisting of Fixed Assets, the Agent shall
                  permit or require the applicable Borrower to use such
                  proceeds, or any part thereof, to replace, repair, restore or rebuild the relevant Fixed Assets in a diligent and
                  expeditious manner with materials and workmanship of
                  substantially the same quality as existed before the loss, damage or destruction so long as (1) no Default or Event of
                  Default has occurred and is continuing and (2) the applicable
                  Borrower first (i) provides the Agent and the Required Lenders with plans and specifications for any such repair or
                  restoration which shall be reasonably satisfactory to the
                  Agent and the Required Lenders and (ii) demonstrates to the reasonable satisfaction of the Agent and the Required Lenders that the funds available to it will be sufficient to complete such project in the manner provided therein. In all other
                  circumstances, the Agent shall apply such insurance and
                  condemnation proceeds, ratably, to the reduction of the
                  Obligations in the order provided for in Section 3.4(b).

7.7      Environmental Laws.

(a) Each Borrower shall, and shall cause each of its Subsidiaries to, conduct its business in compliance with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant. Each Borrower shall, and shall cause each of its
Subsidiaries to, take prompt and appropriate action to respond to any non-compliance with Environmental Laws, which non-compliance would result in a
Material Adverse Effect, and shall regularly report to the Agent on such response.

(b) Without limiting the generality of the foregoing, each Borrower shall submit to the Agent and the Lenders annually, commencing on the first Anniversary Date, and on each Anniversary Date thereafter, an update of the status of each material environmental compliance or liability issue. The Agent or any Lender may request copies of technical reports prepared by any Borrower and its communications with any Governmental Authority to determine whether such
Borrower or any of its Subsidiaries is proceeding reasonably to correct, cure or contest in good faith any alleged non-compliance or environmental liability.
Each Borrower shall, at the Agent's or the Required Lenders' request and at such
Borrower's expense, (i) retain an independent environmental engineer acceptable to the Agent to evaluate the site, including tests if appropriate, where the non-compliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Agent, in sufficient quantity for distribution by the Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and (ii) provide to the Agent and the
Lenders a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall increase in any material respect.

(c) The Agent and its representatives will have the right at any reasonable time to enter and visit the Real Estate and any other place where any property of any
Borrower is located for the purposes of observing the Real Estate, taking and removing soil or groundwater samples, and conducting tests on any part of the
Real Estate. The Agent is under no duty, however, to visit or observe the Real
Estate or to conduct tests, and any such acts by the Agent will be solely for the purposes of protecting the Agent's Liens and preserving the Agent and the
Lenders' rights under the Loan Documents. No site visit, observation or testing by the Agent and the Lenders will result in a waiver of any default of any
Borrower or impose any liability on the Agent or the Lenders. In no event will any site visit, observation or testing by the Agent be a representation that hazardous substances are or are not present in, on or under the Real Estate, or that there has been or will be compliance with any Environmental Law. Neither the Borrowers nor any other party is entitled to rely on any site visit, observation or testing by the Agent. The Agent and the Lenders owe no duty of care to protect any Borrower or any other party against, or to inform any
Borrower or any other party of, any hazardous substances or any other adverse condition affecting the Real Estate. The Agent may in its discretion disclose to any Borrower or to any other party if so required by law any report or findings made as a result of, or in connection with, any site visit, observation or testing by the Agent. Each Borrower understands and agrees that the Agent makes no warranty or representation to such Borrower or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. Each Borrower also understands that depending on the results of any site visit, observation or testing by the Agent and disclosed to such Borrower, such Borrower may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by such Borrower without advice or assistance from the
Agent. In each instance, the Agent will give the applicable Borrower reasonable notice before entering the Real Estate or any other place the Agent is permitted to enter under this Section 7.7(c). The Agent will make reasonable efforts to avoid interfering with the applicable Borrower's use of the Real Estate or any other property in exercising any rights provided hereunder.

7.8 Compliance with ERISA. Each Borrower shall, and shall cause each of its
ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the
Code to maintain such qualification; (c) make all required contributions to any
Plan subject to Section 412 of the Code; (d) not engage in a non-exempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which could result in a material liability; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of
ERISA.

7.9 Matters Relating to Additional Real Property Collateral. From and after the
Closing Date, in the event that any Borrower acquires any interest in real property with an appraised value in excess of $1,000,000 (any such Real Estate described above being an "Additional Mortgaged Property"), deliver to the Agent, as soon as practicable after such Borrower acquires such Additional Mortgaged
Property, the following:

(a) Additional Mortgage. A fully executed and notarized Mortgage (an "Additional
Mortgage"), duly recorded in all appropriate places in all applicable jurisdictions, encumbering the interest of such Borrower in such Additional
Mortgaged Property;

(b) Opinions of Counsel. A favorable opinion of counsel to such Borrower, in form and substance reasonably satisfactory to the Agent and its counsel, as to the due authorization, execution and delivery by such Borrower of such
Additional Mortgage and such other matters as the Agent may reasonably request;

(c) Title Insurance. (a) If required by the Agent, an ALTA mortgagee title insurance policy or an unconditional commitment therefor (an "Additional
Mortgage Policy") issued by the Title Company with respect to such Additional
Mortgaged Property, in an amount satisfactory to the Agent (which in the absence of a Default or Event of Default shall be an amount not to exceed ten percent
(10%) of the gross book value of such Additional Mortgaged Property), insuring fee simple title to, or a valid leasehold interest in, such Additional Mortgaged
Property vested in such Borrower and assuring the Agent that such Additional
Mortgage creates a valid and enforceable first priority mortgage lien on such
Additional Mortgaged Property, subject only to a standard survey exception, which Additional Mortgage Policy (1) shall include an endorsement for mechanics'
liens, for future advances under this Agreement and for any other matters reasonably requested by the Agent and (2) shall provide for affirmative insurance and such reinsurance as the Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Agent; and (b)
evidence satisfactory to the Agent that such Borrower has (i) delivered to the
Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Additional Mortgage Policy and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the
Additional Mortgage Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the
Additional Mortgage in the appropriate real estate records;

(d) Title Report. If no Additional Mortgage Policy is required with respect to such Additional Mortgaged Property, a title report issued by the Title Company with respect thereto, dated not more than thirty (30) days prior to the date such Additional Mortgage is to be recorded and satisfactory in form and substance to the Agent;

(e) Copies of Documents Relating to Title Exceptions. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the
Additional Mortgage Policy or title report delivered pursuant to clause (c) or
(d) above; and

(f) Matters Relating to Flood Hazard Properties. (a) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to (1)
whether such Additional Mortgaged Property is a Flood Hazard Property and (2) if
so, whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if such Additional
Mortgaged Property is a Flood Hazard Property, such Borrower's written acknowledgement of receipt of written notification from the Agent (1) that such
Additional Mortgaged Property is a Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event such Additional
Mortgaged Property is a Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, evidence that the
Borrowers have obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of
Governors of the Federal Reserve System.

7.10     Post-Closing Actions.

(a) Within thirty (30) days after the Closing Date, or such later date as agreed to by the Agent in its sole discretion, the Borrowers shall deliver Blocked
Account Agreements in respect of their respective accounts held at each of U.S.
Bank National Association and Wells Fargo Bank, National Association, each such
Blocked Account Agreement to be in form and substance reasonably acceptable to the Agent.

(b) Within sixty (60) days after the Closing Date, or such later date as agreed to by the Agent in its sole discretion, each Borrower shall have delivered to the Agent in respect of all of its owned Real Estate (other than any Excluded
Property), all documents and other actions required pursuant to Section 7.9 and not previously delivered to the Agent or taken, as the case may be, as though such property were an Additional Mortgage Property.

(c) Within ninety (90) days after the Closing Date, or such later date as agreed to by the Agent in its sole discretion, the Borrowers shall have provided to the
Agent an additional inventory appraisal, in form and substance satisfactory to the Agent.

7.11 Mergers, Consolidations or Sales. None of the Borrowers nor any of their
Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except (i) for sales of Inventory in the ordinary course of its business and (ii) for sales or other dispositions of Equipment in the ordinary course of business that are obsolete or no longer useable by such
Borrower in its business with an orderly liquidation value not to exceed
$750,000 in any Fiscal Year. Within 120 days following each such Equipment sale or disposition, the applicable Borrower shall reinvest the proceeds of that sale or disposition in other Equipment. All Equipment purchased with such proceeds shall be free and clear of all Liens, except the Agent's Liens.

7.12 Distributions; Capital Change; Restricted Investments. None of the
Borrowers nor any of their Subsidiaries shall (i) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions to the applicable Borrower by its Subsidiaries, (ii) make any change in its capital structure which could have a Material Adverse Effect or (iii) make any
Restricted Investment.

7.13 Transactions Affecting Collateral or Obligations. None of the Borrowers nor
any of their Subsidiaries shall enter into any transaction which would be reasonably expected to have a Material Adverse Effect.

7.14 Guaranties. None of the Borrowers nor any of their Subsidiaries shall make, issue, or become liable on any Guaranty, except Guaranties of the Obligations in favor of the Agent.

7.15 Debt. None of the Borrowers nor any of their Subsidiaries shall incur or maintain any Debt, other than: (a) the Obligations; (b) Debt described on
Schedule 6.9; (c) Capital Leases of Equipment and purchase money secured Debt incurred to purchase Equipment provided that (i) Liens securing the same attach only to the Equipment acquired by the incurrence of such Debt, and (ii) the aggregate amount of such Debt (including Capital Leases) outstanding does not exceed $2,500,000 at any time; and (d) Debt evidencing a refunding, renewal or extension of the Debt described on Schedule 6.9; provided that (i) the principal amount thereof is not increased, (ii) the Liens, if any, securing such refunded, renewed or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refunded, renewed or extended, (iii) no
Person that is not an obligor or guarantor of such Debt as of the Closing Date shall become an obligor or guarantor thereof, and (iv) the terms of such refunding, renewal or extension are no less favorable to the applicable
Borrower, the Agent or the Lenders than the original Debt.

7.16 Prepayment. None of the Borrowers nor any of their Subsidiaries shall voluntarily prepay any Debt, except the Obligations in accordance with the terms of this Agreement.

7.17 Transactions with Affiliates. Except as set forth below, none of the
Borrowers nor any of their Subsidiaries shall, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, while no Event of
Default has occurred and is continuing, the Borrowers and their Subsidiaries may engage in transactions with Affiliates in the ordinary course of business, in amounts and upon terms fully disclosed to the Agent and the Lenders, and that
(i) are consistent with past practices, as (A) set forth in the documents listed on Schedule A-1, with such amendments, modifications or additions as agreed to by the Agent, such agreement not to be unreasonably withheld, (B) set forth in such other agreements, undertakings and other documents to which any Borrower is a party or by which any Borrower is bound, in each case to the extent relating to Scotia Pacific; provided, that such documents do not and will not contain financial obligations or liabilities of any Borrower, or (C) required to continue to participate in overhead allocations and cost sharing arrangements in the ordinary course of business with MAXXAM Inc. and its other direct and indirect Subsidiaries; provided, that in respect of each of (A), (B), and (C), the payments in respect of such transactions are described to the Agent in the quarterly schedule required to be delivered under Section 5.2(f), (ii) are no less favorable to the applicable Borrower and its Subsidiaries than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate, or (iii) are approved by the Agent.

7.18 Investment Banking and Finder's Fees. None of Borrowers nor any of their
Subsidiaries shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement.
The Borrowers shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person that the Borrowers are obligated to pay for any such fees, and all costs and expenses (including attorneys' fees) incurred by the Agent and/or any Lender in connection therewith.

7.19 Business Conducted. No Borrower shall and no Borrower shall permit any of its Subsidiaries to, engage directly or indirectly, in any line of business other than the businesses in which such Borrower is engaged on the Closing Date.

7.20 Negative Pledge. None of the Borrowers shall enter into or suffer to exist any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) in favor of the Agent and Lenders,
(ii) in connection with any purchase money Debt or Capital Leases permitted by
Section 7.15 (iii) in connection with any Debt outstanding on the Closing Date and described on Schedule 6.9, or (iv) as set forth in the Scotia Pacific
Documents.

7.21 Liens. None of the Borrowers nor any of their Subsidiaries shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens, and Liens, if any, in effect as of the Closing Date described in Schedule 6.9 securing Debt described in Schedule 6.9 and Liens securing Capital Leases and purchase money Debt permitted in Section 7.15.

7.22 Sale and Leaseback Transactions. None of the Borrowers nor any of their
Subsidiaries shall, directly or indirectly, enter into any arrangement with any
Person providing for such Borrower or such Subsidiary to lease or rent property that such Borrower or such Subsidiary has sold or will sell or otherwise transfer to such Person.

7.23 New Subsidiaries. No Borrower shall, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than those listed on
Schedule 6.5.

7.24     Fiscal Year.  No Borrower shall change its Fiscal Year.

7.25 Capital Expenditures. The Borrowers, on a combined basis, shall not make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Borrowers on a combined basis in any period set forth below would exceed the amount set forth below for such period:

          Fiscal Year Ending on                  Amount

            December 31, 2004                  $26,000,000

            December 31, 2005                  $ 6,000,000

            December 31, 2006                  $ 3,500,000

provided, however that if, for any Fiscal Year set forth above, the amount set forth above exceeds the aggregate amount of Capital Expenditures made by the
Borrowers during such Fiscal Year (such year being the "Excess Year" and the amount of such excess being the "Excess Amount"), the Borrowers shall be entitled to make additional Capital Expenditures in the immediately succeeding
Fiscal Year in an amount equal to the lesser of (i) 25% of the amount set forth above for such Excess Year, and (ii) the Excess Amount.

7.26 Fixed Charge Coverage Ratio. Commencing with the fiscal quarter in which the Availability Reserve ceases to be applicable, the Borrowers shall, on a combined basis, maintain a Fixed Charge Coverage Ratio for each period of four consecutive fiscal quarters ending on the last day of each fiscal quarter of not less than 1.0:1.0; provided, that if, at any time and from time to time thereafter, the Borrowers shall fail to maintain such ratio for any such period
(a "Reinstatement Event"), the Availability Reserve will again be applicable as a Reserve from the last day of the respective fiscal quarter until the first fiscal quarter following three consecutive fiscal quarters in which the
Borrowers have maintained a Fixed Charge Coverage Ratio of not less than
1.0:1.0, provided, further, that if the Borrowers cannot establish the
Availability Reserve within two (2) Business Days after becoming aware of any such Reinstatement Event, such failure shall be deemed a failure to perform this
Section 7.26 .

7.27     EBITDA.

                  On a combined basis, the Borrowers shall have EBITDA for each period of four consecutive fiscal quarters ended on the last day of each fiscal quarter set forth below (or with respect to the fiscal quarters ending on or before September 30, 2004, the period commencing on January 1, 2004 and ending on the last day of such fiscal quarter) of not less than the amount set forth below opposite each such fiscal quarter:

                 Period Ending                  EBITDA $

                 March 31, 2004               (2,000,000)
                  June 30, 2004               (6,000,000)
               September 30, 2004            (15,000,000)
                December 31, 2004            (10,500,000)
                 March 31, 2005               (6,200,000)
                  June 30, 2005               (1,500,000)
               September 30, 2005              12,500,000
                December 31, 2005               9,600,000
                 March 31, 2006                11,000,000
                  June 30, 2006                12,000,000
               September 30, 2006              13,000,000
                December 31, 2006              14,000,000

7.28 Use of Proceeds. No Borrower shall, and no Borrower shall suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly,
(i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of such Borrower or others incurred to purchase or carry Margin
Stock, (iii) to extend credit for the purpose of purchasing or carrying any
Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

7.29 Further Assurances. Each Borrower shall execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents.

7.30 KeyBank Lease. Palco shall (i) comply, in all material respects, with all terms and conditions of the KeyBank Lease, and (ii) cause the KeyBank Lease to be in full force and effect at all times, except to the extent that either the
KeyBank Lease terminates on the scheduled lease termination date or Palco exercises its right thereunder to acquire the property subject thereto and terminates such lease.

7.31 Permitted Transactions. Any other provisions hereof or of the Loan
Documents to the contrary notwithstanding, it is expressly agreed that all
Permitted Transactions (other than those transactions described in sub-clause
(xi) of the definition thereof until any approval by the Agent as provided therein) are consented to and approved for all purposes by the Agent, the Bank and all Lenders and shall not be deemed for any purpose to violate any provisions hereof or of the Loan Documents. To the extent that the Agent approves the release of any Collateral as a Permitted Transaction, the Agent
shall irrevocably release its Liens on such Collateral within two (2) Business
Days after giving such approval

                                   ARTICLE 8
                              CONDITIONS OF LENDING

8.1 Conditions Precedent to the Effectiveness of this Agreement. The effectiveness of this Agreement and the obligation of the Agent and the Lenders to deem the Existing Letters of Credit as Letters of Credit hereunder are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

(a)      This Agreement and the other Loan Documents shall have been executed by each party thereto and the Borrowers shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Borrowers before or on such Closing Date.

(b)      All representations and warranties made hereunder and in the other Loan
         Documents shall be true and correct as if made on such date.

(c)      The Agent and the Lenders shall have received such opinions of counsel for the Borrowers and their Subsidiaries as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel.

(d)      The Agent shall have received:

         (i)      acknowledgment copies of proper financing statements, duly filed on or before the Closing Date under the UCC of all
                  jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent's Liens; and

         (ii)     duly authorized UCC-3 Termination Statements and such other instruments, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the Property of the Borrowers and their Subsidiaries except
                  Permitted Liens.

(e)      The Borrowers shall have paid all fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan
         Documents and the transactions contemplated thereby to the extent invoiced.

(f)      The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement.

(g)      The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Borrowers and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of
         Inventory, Accounts, and the Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Agent and the
         Lenders in all respects.

(h)      The Borrowers shall have obtained all governmental and third party consents and approvals as may be necessary or appropriate in connection with this Agreement and the transactions contemplated hereby.

(i)      All proceedings taken in connection with the execution of this
         Agreement, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders.

(j)      Without limiting the generality of the items described above, each of the Borrowers shall have delivered or caused to be delivered to the
         Agent (in form and substance reasonably satisfactory to the Agent), the financial statements, instruments, resolutions, documents, agreements, certificates, opinions and other items set forth on the "Closing
         Checklist" delivered by the Agent to the Borrowers prior to the Closing
         Date.

                  Execution and delivery to the Agent by a Lender of a
counterpart of this Agreement shall be deemed confirmation by such Lender that
(i) all conditions precedent in this Section 8.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such
Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 8.1, and
(iii) all documents sent to such Lender for approval consent, or satisfaction were acceptable to such Lender.

8.2 Conditions Precedent to Making of Loans on the Initial Funding Date. The
obligation of the Lenders to make the initial Revolving Loans on the Initial
Funding Date, and the obligation of the Agent to cause the Letter of Credit
Issuer to issue any Letter of Credit on or after the Initial Funding Date, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

(a) Palco shall have delivered a Notice of Borrowing to the Agent for Revolving
Loans in a minimum aggregate amount of $12,000,000.

(b) No Default or Event of Default shall have occurred and be continuing after giving effect to the Loans to be made on the Initial Funding Date and the
Letters of Credit to be issued on the Initial Funding Date.

(c) The Agent shall have received evidence, on form and substance reasonably satisfactory to the Agent, that each Borrower is Solvent.

(d) There shall exist no action, suit, investigation, litigation, or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that in the Agent's judgment (a) would reasonably be expected to have a Material Adverse Effect, or (b) would reasonably be expected to materially and adversely affect the Revolving Credit Facility or the transactions contemplated thereby.

(e) The Borrowers shall have Liquidity of no less than $31,000,000.

(f) The Initial Funding Condition shall have been fulfilled to the satisfaction of the Agent.

(g) The Borrowers shall have paid all fees and expenses of the Agent and the
Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

(h) All of the outstanding equity interests in Britt shall have been pledged to the Agent, for the benefit of the Lenders, in form and substance satisfactory to the Agent.

(i) The Agent shall have received a legal opinion from Andrews Kurth LLP, counsel to the Borrowers, in form and substance reasonably satisfactory to the
Agent, in respect of the pledge of the stock of Britt, non-contravention with other documents of the Borrowers, and any other matter reasonably required by the Agent.

                  The acceptance by the Borrowers of any Loans made or Letters of Credit issued on the Initial Funding Date shall be deemed to be a representation and warranty made by each Borrower to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of Palco, dated the
Initial Funding Date, to such effect.

8.3 Conditions Precedent to Each Loan and Each Issuance of a Letter of Credit.
The obligation of the Lenders to make each Loan, including the initial Revolving
Loans on the Initial Funding Date, and the obligation of the Agent to cause the
Letter of Credit Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

(a)      The following statements shall be true, and the acceptance by the
         Borrowers of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i), (ii) and (iii) with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

         (i)      The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material
                  respects on and as of the date of such extension of credit as though made on and as of such date, other than any such
                  representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by Palco that any representation or warranty is not correct and the Required Lenders have
                  explicitly waived in writing compliance with such
                  representation or warranty; and

         (ii)     No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an
                  Event of Default; and

         (iii)    No event has occurred and is continuing, or would result from such extension of credit, which has had or would have a
                  Material Adverse Effect.

(b)      No such Borrowing shall exceed Availability, provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing the Bank or the Agent for such Lenders'
         Pro Rata Share of any Non-Ratable Loan or Agent Advance made in accordance with the provisions of Sections 1.2(h) and (i).

                                   ARTICLE 9
                                DEFAULT; REMEDIES

9.1 Events of Default. It shall constitute an event of default ("Event of
Default") if any one or more of the following shall occur for any reason:

(a) any failure by the Borrowers to pay the principal of or interest or premium on any of the Obligations or any fee or other amount owing hereunder when due, whether upon demand or otherwise;

(b) any representation or warranty made or deemed made by any Borrower in this
Agreement or by any Borrower or any of its Subsidiaries in any of the other Loan
Documents, any Financial Statement, or any certificate furnished by Palco or any of its Subsidiaries at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

(c) (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2(l)(i), 7.2, 7.5, 7.9-7.28, or
Section 11 of the Security Agreement, (ii) any default shall occur in the observance or performance of any of the covenants and agreements contained in
Sections 5.2 (other than 5.2(l)(i)or 5.3 and such default shall continue for three (3) days or more; or (iii) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other
Section of this Agreement or any other Loan Document, any other Loan Documents, or any other agreement entered into at any time to which any Borrower or any
Subsidiary and the Agent or any Lender are party (including in respect of any
Bank Products) and such default shall continue for fifteen (15) days or more;

(d) any default shall occur with respect to any Debt (other than the
Obligations) of Palco or any of its Subsidiaries in an outstanding principal amount which exceeds $1,000,000, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by Palco or any of its Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both)
is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

(e) Palco or any of its Subsidiaries shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

(f) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of Palco or any of its Subsidiaries or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and such petition or proceeding shall not be dismissed within thirty (30) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

(g) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for Palco or any of its Subsidiaries or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property of Palco or any of its Subsidiaries;

(h) Palco or any of its Subsidiaries shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

(i) all or any material part of the property of Palco or any of its Subsidiaries shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of Palco or such
Subsidiary shall be assumed by any Governmental Authority, except competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

(j) any Loan Document shall be terminated, revoked or declared void or invalid or unenforceable or challenged by any Borrower or any other obligor;

(k) one or more monetary judgments, orders, decrees or arbitration awards is entered against any Borrower involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $1,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty
(30) days after the entry thereof;

(l) any non-monetary judgment, order or decree is entered into against any
Borrower which does or would reasonably be expected to have a Material Adverse
Effect, and there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason or a pending appeal or otherwise, shall not be in effect;

(m) any loss, theft, damage or destruction of any item or items of Collateral or other property of Palco or any Subsidiary occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

(n) there is filed against Palco or any of its Subsidiaries any action, suit or proceeding under any federal or state racketeering statute (including the
Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and
(ii) would reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

(o) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent's Liens, pursuant to the
Loan Documents, any Loan Document ceases to be in full force and effect or any
Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other
Liens (other than Permitted Liens) or is terminated, revoked or declared void;

(p) (i) an ERISA Event shall occur with respect to a Pension Plan or
Multi-employer Plan which has resulted or would reasonably be expected to result in liability of any Borrower under Title IV of ERISA to the Pension Plan,
Multi-employer Plan or the PBGC in an aggregate amount in excess of $3,000,000;
(ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at the time of each annual measurement exceeds $8,000,000; or (iii) any Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $500,000; or

(q) there occurs a Change of Control.

9.2      Remedies.

(a) If a Default or an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Required Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Borrowers: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the
Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base; (ii) restrict the amount of or refuse to make Revolving
Loans; and (iii) restrict or refuse to provide Letters of Credit or Credit
Support. If an Event of Default exists, the Agent shall, at the direction of the
Required Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on the Borrowers: (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 9.1(e), 9.1(f), 9.1(g), or 9.1(h), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; (C)
require the Borrowers to cash collateralize all outstanding Letter of Credit
Obligations; and (D) pursue its other rights and remedies under the Loan
Documents and applicable law.

(b) If an Event of Default has occurred and is continuing: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the
Agent and the Lenders, the rights and remedies of a secured party under the Loan
Documents and the UCC; (ii) the Agent may, at any time, take possession of the
Collateral and keep it on any Borrower's premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the applicable Borrower shall, upon the Agent's demand, at such
Borrower's cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale.
Without in any way requiring notice to be given in the following manner, each
Borrower agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to such Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business
Days prior to such action to such Borrower's address specified in or pursuant to
Section 13.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until and except to the extent the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to the Borrowers. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Borrower irrevocably waives:
(A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each Borrower agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, each Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and each
Borrower's rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the
Obligations. The Agent will return any excess to the Borrowers and the Borrowers shall remain liable for any deficiency.

(c) If an Event of Default occurs, each Borrower hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.

                                   ARTICLE 10
                              TERM AND TERMINATION

10.1 Term and Termination. The term of this Agreement shall end on the Stated
Termination Date (subject to any extension pursuant to Section 1.5) unless sooner terminated in accordance with the terms hereof. The Agent upon direction from the Required Lenders may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrowers shall immediately arrange for the cancellation and return of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all
Obligations are indefeasibly paid and performed in full in cash, each Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder or under any other Loan Document, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including the Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

                                   ARTICLE 11
          AMENDMENTS; WAIVERs; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

11.1     Amendments and Waivers.

(a)      No amendment or waiver of any provision of this Agreement or any other
         Loan Document, and no consent with respect to any departure by the
         Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders) and the Borrowers and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrowers and acknowledged by the
         Agent, do any of the following:

         (i)      increase or extend the Commitment of any Lender;

         (ii)     postpone or delay any date fixed by this Agreement or any
                  other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them)
                  hereunder or under any other Loan Document;

         (iii)    reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable
                  hereunder or under any other Loan Document;

         (iv)     change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the
                  Lenders or any of them to take any action hereunder;

         (v)      increase any of the percentages set forth in the definition of the Borrowing Base;

         (vi)     amend this Section or any provision of this Agreement
                  providing for consent or other action by all Lenders;

         (vii)    release Collateral other than as permitted by Section 12.11;

         (viii)   change the definitions of "Majority Lenders" or "Required
                  Lenders"; or

         (ix)     increase the Maximum Revolver Amount and Letter of Credit
                  Subfacility;

provided, however, the Agent may, in its sole discretion and notwithstanding the limitations contained in clauses (v) and (ix) above and any other terms of this
Agreement, make Agent Advances in accordance with Section 1.2(i) and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this
Agreement or any other Loan Document and provided further, that Schedule 1.2 hereto (Commitments) may be amended from time to time by Agent alone to reflect assignments of Commitments in accordance herewith.

(b)      If any fees are paid to the Lenders as consideration for amendments, waivers or consents with respect to this Agreement, at Agent's election, such fees may be paid only to those Lenders that agree to such amendments, waivers or consents within the time specified for submission thereof.

(c)      If, in connection with any proposed amendment, waiver or consent (a
         "Proposed Change"):

         (i)      requiring the consent of all Lenders, the consent of Required
                  Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clause (ii) below being referred to as a "Non-Consenting Lender"), or

         (ii)     requiring the consent of Required Lenders, the consent of
                  Majority Lenders is obtained,

then, so long as the Agent is not a Non-Consenting Lender, at Palco's request, the Agent or an Eligible Assignee shall have the right (but not the obligation)
with the Agent's approval, to purchase from the Non-Consenting Lenders, and the
Non-Consenting Lenders agree that they shall sell, all the Non-Consenting
Lenders' Commitments for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to Assignment and Acceptance Agreement(s), without premium or discount.

11.2     Assignments; Participations.

(a) Any Lender may, with the written consent of the Agent (which consent shall not be unreasonably withheld), assign and delegate to one or more Eligible
Assignees (provided that no consent of the Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender)
(each an "Assignee") all, or any ratable part of all, of the Loans, the
Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $5,000,000;
provided, however, that the Borrowers and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an
Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Agent by such Lender and the
Assignee; (ii) such Lender and its Assignee shall have delivered to the
Borrowers and the Agent an Assignment and Acceptance in the form of Exhibit F
("Assignment and Acceptance") together with any note or notes subject to such assignment and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,500. Each Borrower agrees to promptly execute and deliver new promissory notes and replacement promissory notes as reasonably requested by the Agent to evidence assignments of the Loans and Commitments in accordance herewith.

(b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit
Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and
(ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and
Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(c) By executing and delivering an Assignment and Acceptance, the assigning
Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by the Borrowers to the Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the
Borrowers of any of their obligations under this Agreement or any other Loan
Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) Immediately upon satisfaction of the requirements of Section 11.2(a), this
Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of any Borrower (a "Participant")
participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating
Lender shall remain solely responsible for the performance of such obligations,
(iii) the Borrowers and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no
Lender shall transfer or grant any participating interest under which the
Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in Section 11.1(a) (i), (ii) and (iii), and all amounts payable by the
Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this
Agreement.

(f) A Participant shall not be entitled to receive any greater payment under
Section 4.1 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Palco's prior written consent. A
Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.1 unless Palco is notified of the participation sold to such Participant and such Participant agrees to comply with Section 12.10 as though it were a Lender.

(g) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR
ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                                   ARTICLE 12
                                    THE AGENT

12.1 Appointment and Authorization. Each Lender hereby designates and appoints
Bank as its Agent under this Agreement and the other Loan Documents and each
Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article 12. The provisions of this
Article 12 are solely for the benefit of the Agent and the Lenders and the
Borrowers shall have no rights as third party beneficiaries of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan
Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied
(or express) obligations arising under agency doctrine of any applicable law.
Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (b) the making of Agent Advances pursuant to
Section 1.2(i), and (c) the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

12.2 Delegation of Duties. The Agent may execute any of its duties under this
Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

12.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower or any Subsidiary or
Affiliate of such Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No
Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower or any of such
Borrower's Subsidiaries or Affiliates.

12.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this
Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required
Lenders (or all Lenders if so required by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the
Lenders.

12.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or Palco referring to this
Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to)
take such action, or refrain from taking such action, with respect to such
Default or Event of Default as it shall deem advisable.

12.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related
Persons has made any representation or warranty to it, and that no act by the
Agent hereinafter taken, including any review of the affairs of the Borrowers and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related
Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the
Borrowers and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any
Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the
Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of any of the Agent-Related Persons.

12.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons
(to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), in accordance with their Pro
Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 13.11; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified
Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the
Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses
(including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

12.8 Agent in Individual Capacity. The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrowers and their
Subsidiaries and Affiliates as though the Bank were not the Agent hereunder and without notice to or consent of the Lenders. The Bank or its Affiliates may receive information regarding the Borrowers, their Affiliates and Account
Debtors (including information that may be subject to confidentiality obligations in favor of any Borrower or such Subsidiary) and acknowledge that the Agent and the Bank shall be under no obligation to provide such information to them. With respect to its Loans, the Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include the
Bank in its individual capacity.

12.9 Successor Agent. The Agent may resign as Agent upon at least 30 days' prior notice to the Lenders and the Borrower, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event the Bank sells all of its Commitment and Revolving Loans as part of a sale, transfer or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. Subject to the foregoing, if the Agent resigns under this Agreement, the Required Lenders shall appoint from among the
Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this
Agreement.

12.10    Withholding Tax.

(a) If any Lender is not a "United States person" within the meaning of Section
7701(a)(30) of the Code (a "Foreign Lender") and such Foreign Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or
1442 of the Code, such Foreign Lender agrees with and in favor of the Agent, to deliver to the Agent:

         (i)      if such Foreign Lender claims an exemption from, or a
                  reduction of, withholding tax under a United States of America tax treaty, properly completed IRS Forms W-8BEN and W-8ECI before the payment of any interest in the first calendar year and before the payment of any interest in each third
                  succeeding calendar year during which interest may be paid under this Agreement;

         (ii)     if such Foreign Lender claims that interest paid under this
                  Agreement is exempt from United States of America withholding tax because it is effectively connected with a United States of America trade or business of such Foreign Lender, two
                  properly completed and executed copies of IRS Form W-8ECI
                  before the payment of any interest is due in the first taxable year of such Foreign Lender and in each succeeding taxable year of such Foreign Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

         (iii)    such other form or forms as may be required under the Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States of America
                  withholding tax.

Such Foreign Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(b) If any Foreign Lender claims exemption from, or reduction of, withholding tax under a United States of America tax treaty by providing IRS Form FW-8BEN and such Foreign Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Foreign Lender, such
Foreign Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such
Foreign Lender. To the extent of such percentage amount, the Agent will treat such Foreign Lender's IRS Form W-8BEN as no longer valid.

(c) If any Foreign Lender claiming exemption from United States of America withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and
1442 of the Code.

(d) Borrowers shall not be required to pay an additional amount to any Foreign
Lender under Section 4.1 either (A) with respect to and only to the extent of any deduction or withholding required pursuant to Section 4.1(c) that is applicable as of the date hereof (in the case of each Lender listed on the signature pages hereof) or the date of the Assignment and Acceptance pursuant to which such Lender became a Lender (in the case of each other Lender), in respect of payments to such Lender, or (B) to the extent the obligation to pay such additional amounts would not have arisen but for such Lender's failure to comply with the foregoing provisions for the submission of documentation set forth in
Sections 12.10(a), (b) and (c) provided that if such Lender shall have satisfied the requirement of Sections 12.10(a), (b) and (c) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in Sections 12.10(a), (b) and (c) shall relieve Borrowers of their obligation to pay any amounts pursuant to Section 4.1 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

(e) If any Foreign Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such
Foreign Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Foreign Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(f) If the IRS or any other Governmental Authority of the United States of
America or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such
Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses
(including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

12.11    Collateral Matters.

(a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Liens upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Loans and reimbursement obligations in respect of Letters of Credit and
Credit Support, and the termination of all outstanding Letters of Credit
(whether or not any of such obligations are due) and all other Obligations; (ii)
constituting property being sold or disposed of if the applicable Borrower certifies to the Agent that the sale or disposition is made in compliance with
Section 7.9 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the applicable
Borrower owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to any Borrower under a lease which has expired or been terminated in a transaction permitted under this
Agreement. Except as provided above, the Agent will not release any of the
Agent's Liens without the prior written authorization of the Lenders; provided that the Agent may, in its discretion, release the Agent's Liens on Collateral valued in the aggregate not in excess of $500,000 during each Fiscal Year without the prior written authorization of the Lenders and the Agent may release the Agent's Liens on Collateral valued in the aggregate not in excess of
$1,000,000 during each Fiscal Year with the prior written authorization of
Required Lenders. Upon request by the Agent or Palco at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this Section 12.11.

(b) Upon receipt by the Agent of any authorization required pursuant to Section
12.11(a) from the Lenders of the Agent's authority to release Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business
Days prior written request by Palco, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such
Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the applicable Borrower in respect of) all interests retained by the applicable Borrower, including the proceeds of any sale, all of which shall continue to constitute part of the
Collateral.

(c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the applicable Borrower or is cared for, protected or insured or has been encumbered, or that the Agent's
Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the
Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

12.12    Restrictions on Actions by Lenders; Sharing of Payments.

(a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to the Borrowers or any accounts of the Borrowers now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against the
Borrowers, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the
Collateral.

(b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of the Borrowers to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such
Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

12.13 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

12.14 Payments by Agent to Lenders. All payments to be made by the Agent to the
Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Lender is an
Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans or otherwise. Unless the
Agent receives notice from Palco prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each
Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such
Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

12.15    Settlement.

(a) (i) Each Lender's funded portion of the Revolving Loans is intended by the
Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, the
Bank, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Non-Ratable Loans and the Agent Advances
shall take place on a periodic basis in accordance with the following provisions:

(ii) The Agent shall request settlement ("Settlement") with the Lenders on at least a weekly basis, or on a more frequent basis at Agent's election, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested
Settlement, no later than 12:00 noon (Pacific Standard time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than the Bank, in the case of Non-Ratable Loans and the Agent in the case of Agent Advances)
shall transfer the amount of such Lender's Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to each Settlement to the Agent, to Agent's account, not later than 2:00 p.m.
(Pacific Standard time), on the Settlement Date applicable thereto. Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 8 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing the Bank's Pro Rata Share thereof, shall constitute Revolving Loans of such
Lenders. If any such amount is not transferred to the Agent by any Lender on the
Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal
Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, and (B)
for itself, with respect to each Agent Advance.

(iii) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a
Settlement with respect to a Non-Ratable Loan or Agent Advance), each other
Lender (A) shall irrevocably and unconditionally purchase and receive from the
Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender's Pro Rata Share of such Non-Ratable Loan or Agent Advance and (B)
if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by Bank or Agent, as applicable, shall pay to
Bank or Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender's Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the
Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Loans.

(iv) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to clause (iii) above, the Agent shall promptly distribute to such Lender, such
Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance.

(v) Between Settlement Dates, the Agent, to the extent no Agent Advances are outstanding, may pay over to the Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Bank's Revolving Loans including
Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank's
Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which such
Lender has not yet funded its purchase of a participation pursuant to clause
(iii) above), as provided for in the previous sentence, the Bank shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding
Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Bank with respect to Non-Ratable Loans, the Agent with respect to Agent Advances, and each
Lender with respect to the Revolving Loans other than Non-Ratable Loans and
Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Agent and the other Lenders.

(vi) Unless the Agent has received written notice from a Lender to the contrary, the Agent may assume that the applicable conditions precedent set forth in
Article 8 have been satisfied and the requested Borrowing will not exceed
Availability on any Funding Date for a Revolving Loan or Non-Ratable Loan.

(b) Lenders' Failure to Perform. All Revolving Loans (other than Non-Ratable
Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any
Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

(c) Defaulting Lenders. Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing
Date, at least one Business Day prior to the date of such Borrowing, that such
Lender will not make available as and when required hereunder to the Agent that
Lender's Pro Rata Share of a Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date. Furthermore, the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If any
Lender has not transferred its full Pro Rata Share to the Agent in immediately available funds and the Agent has transferred corresponding amount to the
Borrowers on the Business Day following such Funding Date that Lender shall make such amount available to the Agent, together with interest at the Federal Funds
Rate for that day. A notice by the Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Lender's full
Pro Rata Share is transferred to the Agent as required, the amount transferred to the Agent shall constitute that Lender's Revolving Loan for all purposes of this Agreement. If that amount is not transferred to the Agent on the Business
Day following the Funding Date, the Agent will notify Palco of such failure to fund and, upon demand by the Agent, the Borrowers shall pay such amount to the
Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the
Interest Rate applicable at the time to the Revolving Loans comprising that particular Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other
Lender of its obligation hereunder to make a Revolving Loan on that Funding
Date. No Lender shall be responsible for any other Lender's failure to advance such other Lenders' Pro Rata Share of any Borrowing.

(d) Retention of Defaulting Lender's Payments. The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrowers to the
Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a
Defaulting Lender shall instead be paid to or retained by the Agent. In its discretion, the Agent may loan the Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so loaned to the Borrowers shall bear interest at the rate applicable to
Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a
"Lender". Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (B) the Unused Line Fee shall accrue in favor of the
Lenders which have funded their respective Pro Rata Shares of such requested
Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this
Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Borrower of its duties and obligations hereunder.

(e) Removal of Defaulting Lender. At Palco's request, the Agent or an Eligible
Assignee reasonably acceptable to the Agent and the Borrowers shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each
Defaulting Lender shall, upon such request, sell and assign to the Agent or such
Eligible Assignee, all of the Defaulting Lender's outstanding Commitments hereunder. Such sale shall be consummated promptly after Agent has arranged for a purchase by Agent or an Eligible Assignee pursuant to an Assignment and
Acceptance, and at a price equal to the outstanding principal balance of the
Defaulting Lender's Loans, plus accrued interest and fees, without premium or discount.

12.16    Letters of Credit; Intra-Lender Issues.

(a) Notice of Letter of Credit Balance. On each Settlement Date the Agent shall notify each Lender of the issuance of all Letters of Credit since the prior
Settlement Date.

(b) Participations in Letters of Credit.

(i) Purchase of Participations. Immediately upon issuance of any Letter of
Credit in accordance with Section 1.4(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender's Pro
Rata Share of the face amount of such Letter of Credit or the Credit Support provided through the Agent to the Letter of Credit Issuer, if not the Bank, in
connection with the issuance of such Letter of Credit (including all obligations of the Borrowers with respect thereto, and any security therefor or guaranty pertaining thereto).

(ii) Sharing of Reimbursement Obligation Payments. Whenever the Agent receives a payment from the Borrowers on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a
Lender, the Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from the Borrowers. Each such payment shall be made by the Agent on the next Settlement Date.

(iii) Documentation. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, Credit Support for any Letter of
Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

(iv) Obligations Irrevocable. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to any Credit Support for any Letter of
Credit or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of the Borrower for whose account the Letter of Credit or Credit Support was issued to make payments to the Agent, for the account of the Lenders, shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

(1) any lack of validity or enforceability of this Agreement or any of the other
Loan Documents;

(2) the existence of any claim, setoff, defense or other right which the applicable Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any
Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the applicable
Borrower or any other Person and the beneficiary named in any Letter of Credit);

(3) any draft, certificate or any other document presented under the Letter of
Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(4) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

(5) the occurrence of any Default or Event of Default; or

(6) the failure of the applicable Borrower to satisfy the applicable conditions precedent set forth in Article 8.

(c) Recovery or Avoidance of Payments; Refund of Payments In Error. In the event any payment by or on behalf of the Borrowers received by the Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the
Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective
Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it. Unless the Agent receives notice from Palco prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the
Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the
Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(d) Indemnification by Lenders. To the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers hereunder, the Lenders agree to indemnify the Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit
Issuer under any Letter of Credit or any Loan Document in connection therewith;
provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata
Share of any costs or expenses payable by the Borrowers to the Letter of Credit
Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by the Borrowers. The agreement contained in this Section shall survive payment in full of all other Obligations.

12.17 Concerning the Collateral and the Related Loan Documents. Each Lender
authorizes and directs the Agent to enter into the other Loan Documents, for the ratable benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent, Majority Lenders or Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan
Documents, and the exercise by the Agent, the Majority Lenders, or the Required
Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Revolving
Loans, Agent Advances, Non-Ratable Loans, Hedge Agreements, Bank Products and
all interest, fees and expenses hereunder constitute one Debt, secured pari passu by all of the Collateral.

12.18 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

(a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report
(each a "Report" and collectively, "Reports") prepared by or on behalf of the
Agent;

(b) expressly agrees and acknowledges that neither the Bank nor the Agent (i)
makes any representation or warranty as to the accuracy of any Report, or (ii)
shall be liable for any information contained in any Report;

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or the Bank or other party performing any audit or examination will inspect only specific information regarding the
Borrowers and will rely significantly upon the Borrowers' books and records, as well as on representations of the Borrowers' personnel;

(d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other
Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying
Lender has made or may make to the Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend and hold the
Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts
(including Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

12.19 Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

                                   ARTICLE 13
                                  MISCELLANEOUS

13.1 No Waivers; Cumulative Remedies. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among the
Borrowers and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Borrowers of any provision of this Agreement. The Agent and the Lenders may proceed directly to collect the
Obligations without any prior recourse to the Collateral. The Agent's and each
Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

13.2 Severability. The illegality or unenforceability of any provision of this
Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

13.3     Governing Law; Choice of Forum; Service of Process.

(a) THIS AGREEMENT SHALL BE INTERPRETED AND ENFORCED AND THE RIGHTS AND
LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL
RIGHTS ARISING UNDER FEDERAL LAW.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER
LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE
UNITED STATES OF AMERICA LOCATED IN LOS ANGELES COUNTY, CALIFORNIA, AND BY
EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE AGENT AND
EACH OF THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE
NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS, THE AGENT AND
EACH OF THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO
THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT
MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH
JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.
NOTWITHSTANDING THE FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE
RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER OR ITS PROPERTY IN
THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR
APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE
OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS
FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE
HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

(c) EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT
AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL
(RETURN RECEIPT REQUESTED) DIRECTED TO SUCH BORROWER AT ITS ADDRESS SET FORTH IN
SECTION 13.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS
AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID.
NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE
LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

(d) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, ANY
CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES, ARISING OUT OF OR RELATING TO
THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT INCLUDING ANY CLAIM BASED ON OR
ARISING FROM AN ALLEGED TORT, SHALL AT THE REQUEST OF EITHER PARTY HERETO BE
DETERMINED BY BINDING ARBITRATION. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the
Commercial Rules of the American Arbitration Association ("AAA"). The
arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuant to a provisional or ancillary remedy shall not constitute a waiver of the right of either party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(e) Notwithstanding the provisions of (d) above, no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or related to an obligation to the Lenders which is secured by real estate property collateral
(exclusive of real estate space lease assignments). If all the parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in Section 13.3(f).

(f) At the request of either party a controversy or claim which is not submitted to arbitration as provided and limited in Section 13.3(d) and (e) shall be determined by judicial reference. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the
AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings.
The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced.

(g) No provision of Sections (d) through (g) shall limit the right of the Agent or the Lenders to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At the Agent's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

13.4 WAIVER OF JURY TRIAL. SUBJECT TO THE PROVISIONS OF SECTION 13.3(d), THE
BORROWERS, THE LENDERS AND THE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE
RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING
OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE
TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER
LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR
ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO
CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS, THE LENDERS AND THE
AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A
COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER
AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF
THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN
WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT
OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER
SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS
TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

13.5 Survival of Representations and Warranties. The representations and warranties of each Borrower contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

13.6 Other Security and Guaranties. The Agent, may, without notice or demand and without affecting the Borrowers' obligations hereunder, from time to time: (a)
take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the
Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

13.7 Fees and Expenses. The Borrowers agree to pay to the Agent, for its benefit, on demand, all costs and expenses that Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) costs and expenses
(including attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan
Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of the Borrowers under the Loan Documents that the Borrowers fail to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the
Collateral and the Borrowers' operations by the Agent plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $850 per day (or portion thereof) for each Person retained or employed by the Agent with respect to each field examination or audit); and (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining
Payment Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. In addition, the Borrowers agree to pay costs and expenses incurred by the Agent (including Attorneys' Costs) to the Agent, for its benefit, on demand, and to the other Lenders for their benefit, on demand, and all reasonable fees, expenses and disbursements incurred by such other
Lenders for one law firm retained by such other Lenders, in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the
Agent or any Lender arising out of the transactions contemplated hereby
(including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan
Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses shall be charged to the Borrowers' Loan Account as
Revolving Loans as described in Section 3.7.

13.8 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service,
(b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

                  If to the Agent or to the Bank:

                           Bank of America, N.A.
                           55 South Lake Avenue, Suite 900,
                           Pasadena, California, 91101
                           Attention: Business Credit-Account Executive
                           Telecopy No.: (626) 397 1275

                           with copies to:

                  If to the Borrowers:

                           The Pacific Lumber Company and Britt Lumber Co., Inc.
                           125 Main Street
                           P.O. Box 37 Scotia, CA 95565 Attention: Gary L. Clark
                           Telecopy No.: (707) 764 4269

or to such other address as each party may designate for itself by like notice.
Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

13.9 Waiver of Notices. Unless otherwise expressly provided herein, each
Borrower waives presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on any Borrower which the
Agent or any Lender may elect to give shall entitle such Borrower to any or further notice or demand in the same, similar or other circumstances.

13.10 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by any Borrower without prior written consent of the Agent and each
Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the
Obligations or any part thereof.

13.11    Indemnity of the Agent and the Lenders by the Borrowers.

(a) The Borrowers agree, jointly and severally, to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, representatives, agents and attorneys-in-fact
(each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the
Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other
Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the
"Indemnified Liabilities"); provided, that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified
Liabilities resulting solely from the willful misconduct of such Indemnified
Person. The agreements in this Section shall survive payment of all other
Obligations.

(b) The Borrowers agree, jointly and severally, to indemnify, defend and hold harmless the Agent and the Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to any Borrower's operations, business or property. This indemnity will apply whether the hazardous substance is on, under or about any
Borrower's property or operations or property leased to such Borrower. The indemnity includes but is not limited to Attorneys Costs. The indemnity extends to the Agent and the Lenders, their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns.
"Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant"
or a similar designation or regulation under any federal, state or local law
(whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

13.12 Limitation of Liability. NO CLAIM MAY BE MADE BY ANY BORROWER, ANY LENDER
OR OTHER PERSON AGAINST THE AGENT, ANY LENDER, OR THE AFFILIATES, DIRECTORS,
OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF
ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN
RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY
ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR
ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION
THEREWITH, AND THE BORROWERS AND EACH LENDER HEREBY WAIVE, RELEASE AND AGREE NOT
TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR
NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

13.13 Final Agreement. This Agreement and the other Loan Documents are intended by the Borrowers, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof except for that certain letter dated as of January 16, 2004, between the
Borrowers and the Agent. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrowers and a duly authorized officer of each of the Agent and the requisite Lenders.

13.14 Counterparts. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and each Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

13.15 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

13.16 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by the
Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any
Affiliate of such Lender to or for the credit or the account of the Borrowers against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrowers and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL
EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT
ACCOUNT OR PROPERTY OF ANY BORROWER HELD OR MAINTAINED BY SUCH LENDER WITHOUT
THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

13.17    Confidentiality.

(a) Each Borrower hereby consents that the Agent and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of such Borrower and a general description of such Borrower's business and may use such Borrower's name in advertising and other promotional material.

(b) Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by any Borrower and provided to the Agent or such
Lender by or on behalf of such Borrower, under this Agreement or any other Loan
Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the
Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than such Borrower, provided that such source is not bound by a confidentiality agreement with such Borrower known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any
Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such
Governmental Authority; (2) pursuant to subpoena or other court process; (3)
when required to do so in accordance with the provisions of any applicable
Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (7) to any prospective Participant or Assignee under any
Assignment and Acceptance, actual or potential, provided that such prospective
Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which such Borrower is party or is deemed party with the
Agent or such Lender, and (9) to its Affiliates.

13.18 Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

         IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                    "BORROWERS"

                                    THE PACIFIC LUMBER COMPANY

                                    /s/ Gary L. Clark
                                    -----------------------------------
                                    By:      Gary L. Clark
                                    Title:   Vice President Finance and Administration

                                    BRITT LUMBER CO., INC.

                                    /s/ Gary L. Clark
                                    -----------------------------------
                                    By:      Gary L. Clark
                                    Title:   Vice President Finance and Administration

                                    "AGENT"

                                    Bank of America, N.A., as the Agent

                                    /s/ Scott S. Ward
                                    -----------------------------------
                                    By:      Scott S. Ward
                                    Title:   Vice President

                                    "LENDERS"

                                    Bank of America, N.A., as a Lender

                                    /s/ Scott S. Ward
                                    -----------------------------------
                                    By:      Scott S. Ward
                                    Title:   Vice President

                                     ANNEX A
                                       TO
                                CREDIT AGREEMENT

                                   DEFINITIONS

                  Capitalized terms used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein), and all section references in the following definitions shall refer to sections of the
Agreement:

                  "Accounts" means all now owned or hereafter acquired or
arising accounts of any Borrower, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

                  "Account Debtor" means each Person obligated in any way on or in connection with an Account.

                  "ACH Transactions" means any cash management or related
services including the automatic clearing house transfer of funds by the Bank for the account of any Borrower pursuant to agreement or overdrafts.

                  "Adjusted Net Earnings from Operations" means, with respect to any fiscal period of the Borrowers, on a combined basis, the Borrower's net income after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain arising from any write-up in the book value of any asset; (c) earnings of any Person, substantially all the assets of which have been acquired by any Borrower in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings of any Person in which any Borrower has an ownership interest unless (and only to the extent) such earnings shall actually have been received by any Borrower in the form of cash distributions; (e) earnings of any
Person to which assets of any Borrower shall have been sold, transferred or disposed of, or into which any Borrower shall have been merged, or which has been a party with any Borrower to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of any Borrower or from cancellation or forgiveness of Debt; and (g) gain arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction.

                  "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, five percent
(5%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "Agent"  means the Bank,  solely in its  capacity  as agent for the  Lenders,  and any  successor agent.

                  "Agent Advances" has the meaning specified in Section 1.2(i).

                  "Agent's Liens" means the Liens in the Collateral granted to the Agent, for the benefit of the Lenders, Bank, and Agent pursuant to this
Agreement and the other Loan Documents.

                  "Agent-Related Persons" means the Agent, together with its
Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Agent and such Affiliates.

                  "Aggregate Revolver Outstandings" means, at any date of
determination: the sum of (a) the unpaid balance of Revolving Loans, (b) the aggregate amount of Pending Revolving Loans, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (d)
the aggregate amount of any unpaid reimbursement obligations in respect of
Letters of Credit.

                  "Agreement" means the Credit Agreement to which this Annex A is attached, as from time to time amended, modified or restated.

                  "Anniversary Date" means each anniversary of the Closing Date.

                  "Applicable Margin" means

                  (i)      with respect to Base Rate Loans and all other
                           Obligations (other than LIBOR Rate Loans), 1.0%; and

                  (ii)     with respect to LIBOR Rate Loans, 2.75%.

                  To the extent the Fixed Charge Coverage Ratio is at least
1.0:1.0, the Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis as determined by the Borrowers' combined financial performance, commencing with the first day of the first calendar month that occurs more than 5 days after delivery of the Borrowers' quarterly Financial
Statements to Lenders for the fiscal quarter ending March 31, 2005. Adjustments in Applicable Margins shall be determined by reference to the following grids:

IF FIXED CHARGE           APPLICABLE MARGIN         APPLICABLE MARGIN
COVERAGE RATIO            BASE RATE LOANS           LIBOR RATE LOANS

›1.50                              0.25%                     2.00%

›1.25, but ‹ 1.50                  0.50%                     2.25%

=1.00, but ‹ 1.25                  0.75%                     2.50%

                  In calculating the Fixed Charge Coverage Ratio for the
purposes of the above pricing grid, the amount of Fixed Charges shall be calculated, quarterly, on a year to date basis in respect of the fiscal quarters ending March 31, 2005, June 30, 2005 and September 30, 2005 and calculated, quarterly, on the basis of the four consecutive fiscal quarters ended on the last day of each fiscal quarter in respect of the fiscal quarter ending December
31, 2005 and each fiscal quarter thereafter.

                  All adjustments in the Applicable Margins after March 31, 2005 shall be implemented quarterly on a prospective basis, for each calendar month commencing at least 5 days after the date of delivery to the Lenders of quarterly unaudited or annual audited (as applicable) Financial Statements evidencing the need for an adjustment. Concurrently with the delivery of those
Financial Statements, Palco shall deliver to the Agent and the Lenders a certificate, signed by its chief financial officer or vice president of finance and administration, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or Event of
Default has occurred and is continuing at the time any reduction in the
Applicable Margins is to be implemented, no reduction may occur until the first day of the first calendar month following the date on which such Default or
Event of Default is waived or cured.

                  "Assignee" has the meaning specified in Section 11.2(a).

                  "Assignment and Acceptance" has the meaning specified in
Section 11.2(a).

                  "Attorney Costs" means and includes all reasonable fees,
expenses and disbursements of any law firm or other counsel engaged by the
Agent, the reasonably allocated costs and expenses of internal legal services of the Agent.

                  "Availability" means, at any time (a) the lesser of (i) the
Maximum Revolver Amount or (ii) the Borrowing Base, minus (b) Reserves other than Reserves deducted in the calculation of the Borrowing Base, minus (c) in each case, the Aggregate Revolver Outstandings.

                  "Availability Reserve" means a reserve in the amount of
$5,000,000, which shall be deducted from Availability as a Reserve until such time the Borrowers have maintained a Fixed Charge Coverage Ratio of not less than 1.0:1.0 for a period of three consecutive fiscal quarters, as provided in
Section 7.26.

                  "Bank" means Bank of America, N.A., a national banking
association, or any successor entity
thereto.

                  "Bank Products" means any one or more of the following types of services or facilities extended to any Borrower by the Bank or any affiliate of the Bank in reliance on the Bank's agreement to indemnify such affiliate: (i)
credit cards; (ii) ACH Transactions; (iii) cash management, including controlled disbursement services; and (iv) Hedge Agreements.

                  "Bank Product Reserves" means all reserves which the Agent from time to time establishes in its reasonable discretion for the Bank Products then provided or outstanding.

                  "Bankruptcy Code" means Title 11 of the United States Code
(11 U.S.C.ss. 101 et seq.).

                  "Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank in Charlotte,
North Carolina as its "prime rate" (the "prime rate" being a rate set by the
Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

                  "Base Rate Loan" means a Revolving Loan during any period in which it bears interest based on the Base Rate.

                  "Blocked Account Agreement" means an agreement among the
applicable Borrower, the Agent and a Clearing Bank, in form and substance reasonably satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral.

                  "Borrowing" means a borrowing hereunder consisting of
Revolving Loans made on the same day by the Lenders to the Borrowers or by Bank in the case of a Borrowing funded by Non-Ratable Loans or by the Agent in the case of a Borrowing consisting of an Agent Advance, or the issuance of Letters of Credit hereunder.

                  "Borrowing Base" means, at any time, an amount equal to (a)
the sum of (A) eighty-five percent (85%) of the Net Amount of Eligible Accounts;
plus (B) the lesser of (i) sixty-five percent (65%) of the value (being the lower of cost (on a first-in first-out basis) or market) of Eligible Inventory and (ii) eighty-five percent (85%) of the appraised net recovery value of such
Eligible Inventory; minus (b) Reserves from time to time established by the
Agent in its reasonable credit judgment.

                  "Borrowing Base Certificate" means a certificate by a
Responsible Officer of Palco, substantially in the form of Exhibit B (or another form acceptable to the Agent) setting forth the calculation of the Borrowing
Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Agent. All calculations of the Borrowing
Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by Palco and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that such calculation is not in accordance with this Agreement.

                  "Business Day" means (a) any day that is not a Saturday,
Sunday, or a day on which banks in Los Angeles, California or Charlotte, North
Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

                  "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  "Capital Expenditures" means all payments due (whether or not paid during any fiscal period) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital
Lease.

                  "Capital Lease" means any lease of property by any Borrower which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of the applicable Borrower.

                  "Change of Control" means any of the following events:

(a) MAXXAM Inc. not being the sole beneficial owner, directly or indirectly, of at least 51% of the total common equity of Palco. For purposes of this clause, a beneficial owner shall have the meaning ascribed in Regulation 13d-3 of the
Exchange Act as in effect on the date of this Agreement. The provisions of this clause shall not apply if MAXXAM Inc. should not hold the requisite beneficial ownership interest because of bankruptcy, reorganization, insolvency, or similar proceedings; or

(b) MAXXAM Inc., through direct representation or through persons nominated by it, not controlling a majority of the Board of Directors of Palco necessary to effectuate any actions by the Board of Directors of Palco; or

(c) Any person or group directly or indirectly owning more than MAXXAM Inc. of the total voting power entitled to vote generally in the election of directors of Palco. For purposes of this clause, person or group shall have the meaning ascribed in Section 13(d)(3) of the Exchange Act as in effect on the date of this Agreement.

                  "Chattel Paper" means all now owned or hereafter acquired
chattel paper of any Borrower, as defined in the UCC, including electronic chattel paper.

                  "Clearing Bank" means the Bank or any other banking
institution with whom a Payment Account has been established pursuant to a
Blocked Account Agreement.

                  "Closing Date" means the date of this Agreement.

                  "Closing Fee" has the meaning specified in Section 2.4.

                  "Code" means the Internal Revenue Code of 1986.

                  "Collateral" means all real and personal property of any
Borrower and all other assets of any Person from time to time subject to Agent's
Liens securing payment or performance of the Obligations.

                  "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading
"Commitment" on Schedule 1.2 attached to the Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 11.2, as such Commitment may be adjusted from time to time in accordance with the provisions of Section
11.2, and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

                  "Compliance Reserve" means a reserve to be deducted from
Availability as a Reserve (i) in the amount of $4,000,000, until the Borrowers have delivered the compliance certificate required by Section 5.1(d) for the fiscal quarter ending September 30, 2004, and (ii) in the amount of $2,000,000 until the Borrowers have delivered the compliance required by Section 5.1(d) for the fiscal quarter ending June 30, 2005.

                  "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls
("PCBs"), or any constituent of any such substance or waste.

                  "Continuation/Conversion Date" means the date on which a Loan is converted into or continued as a LIBOR Rate Loan.

                  "Credit Support" has the meaning specified in Section 1.3(a).

                  "Debt" means, without duplication, all liabilities,
obligations and indebtedness of any Borrower to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, consisting of indebtedness for borrowed money or the deferred purchase price of property, excluding trade payables, but including
(a) all Obligations; (b) all obligations and liabilities of any Person secured by any Lien on the Borrower's property, even though such Borrower shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Borrower prepared in accordance with GAAP; (c) all obligations or liabilities created or arising under any
Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by such Borrower, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Borrower prepared in accordance with GAAP; (d) all obligations and liabilities under Guaranties and (e) the present value (discounted at the Base
Rate) of lease payments due under synthetic leases.

                  "Default" means any event or circumstance which, with the
giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

                  "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus
(b) two percent (2%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, the
Default Rate shall result in an increase in the Letter of Credit Fee by 2 percentage points per annum.

                  "Defaulting Lender" has the meaning specified in Section
12.15(c).

                  "Designated Account" has the meaning specified in Section
1.2(c).

                  "Distribution" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for, or other rights with respect to, such stock) of such corporation, other than distributions in capital stock
(or any options or warrants for such stock) of the same class; or (b) the redemption or other acquisition by such corporation of any capital stock (or any options or warrants for such stock) of such corporation.

                  "Documents" means all documents as such term is defined in the
UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by the Borrower.

                  "DOL" means the United States Department of Labor or any
successor department or agency.

                  "Dollar" and "$" means dollars in the lawful currency of the
United States. Unless otherwise specified, all payments under the Agreements shall be made in Dollars.

                  "EBITDA" means, with respect to any fiscal period of the
Borrowers, Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, interest expenses; Federal, state, local and foreign income taxes;
depreciation; depletion; amortization; non-cash fixed asset impairment charges of up to $10,000,000 in any Fiscal Year; and transition expenses of up to
$2,000,000 incurred during any period of four fiscal quarters, subject to a maximum aggregate amount of $4,000,000.

                  "Eligible Accounts" means the Accounts which the Agent in the exercise of its reasonable commercial discretion determines to be Eligible
Accounts. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Accounts shall not, unless the Agent in its sole discretion elects, include any Account:

                  (a) with respect to which more than (i) 60 days in respect of
Palco or (ii) 120 days in respect of Britt, have elapsed since the date of the original invoice therefor or which is more than (i) 30 days past due, in respect of Palco, or (ii) 20 days past due, in respect of Britt;

                  (b) with respect to which any of the representations,
warranties, covenants, and agreements contained in the Security Agreement are incorrect or have been breached;

                  (c) with respect to which Account (or any other Account due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

                  (d) which represents a progress billing (as hereinafter
defined) or as to which the applicable Borrower has extended the time for payment without the consent of the Agent; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon the applicable Borrower's completion of any further performance under the contract or agreement;

                  (e) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the
Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor;
the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

                  (f) if fifty percent (50%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under clause (a) above;

                  (g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States of America or Canada (other than the
Province of Newfoundland); or (ii) is not organized under the laws of the United
States of America or Canada or any state or province thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit satisfactory to the Agent in its discretion;

                  (h) owed by an Account Debtor which is an Affiliate or
employee of the applicable Borrower;

                  (i) except as provided in clause (k) below, with respect to which either the perfection, enforceability, or validity of the Agent's Liens in such Account, or the Agent's right or ability to obtain direct payment to the
Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

                  (j) owed by an Account Debtor to which the applicable Borrower or any of its Subsidiaries, is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive setoff rights; or
if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

                  (k) owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. ss.
3727 et seq.), and any other steps necessary to perfect the Agent's Liens therein, have been complied with to the Agent's satisfaction with respect to such Account;

                  (l) owed by any state, municipality, or other political
subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent determines that its Lien therein is not or cannot be perfected;

                  (m) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

                  (n) which is evidenced by a promissory note or other
instrument or by chattel paper;

                  (o) if the Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

                  (p) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the applicable Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;

                  (q) which arises out of a sale not made in the ordinary course of the applicable Borrower's business;

                  (r) with respect to which the goods giving rise to such
Account have not been shipped and delivered to and accepted by the Account
Debtor or the services giving rise to such Account have not been performed by the applicable Borrower, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

                  (s) owed by an Account Debtor or a group of affiliated Account
Debtors which is obligated to the applicable Borrower respecting Accounts the aggregate unpaid balance of which exceeds fifteen percent (15%) of the aggregate unpaid balance of all Accounts owed to such Borrower at such time by all of the
Borrower's Account Debtors, but only to the extent of such excess;

                  (t) which is not subject to a first priority and perfected security interest in favor of the Agent for the benefit of the Lenders.

                  In addition, to the extent that the amounts in respect of any
Account in the general ledger are lower than the amounts in respect of such
Account in the monthly aging reports submitted to the Agent, the difference between such amounts shall be excluded from the calculation of Eligible
Accounts.

                  If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of Eligible
Accounts.

                  "Eligible Assignee" means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of
$1,000,000,000; (b) any Lender listed on the signature page of this Agreement;
(c) any Affiliate of any Lender; and (d) if an Event of Default has occurred and is continuing, any Person reasonably acceptable to the Agent.

                  "Eligible Inventory" means Inventory which the Agent, in its reasonable discretion, determines to be Eligible Inventory. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible
Inventory shall not, unless the Agent in its sole discretion elects, include any
Inventory:

                  (a) that is not owned by the applicable Borrower;

                  (b) that is not subject to the Agent's Liens, which are
perfected as to such Inventory, or that are subject to any other Lien whatsoever
(other than the Liens described in clause (d) of the definition of Permitted
Liens provided that such Permitted Liens (i) are junior in priority to the
Agent's Liens or subject to Reserves and (ii) do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral);

                  (c) that does not consist of finished goods or raw materials;

                  (d) that consists of work-in-process, chemicals, samples,
prototypes, supplies, or packing and shipping materials;

                  (e) that is not in good condition, is unmerchantable, or does not meet all standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale;

                  (f) that is not currently either usable or salable, at prices approximating at least cost, in the normal course of the applicable Borrower's business, or that is slow moving or stale;

                  (g) that is obsolete or returned or repossessed or used goods taken in trade;

                  (h) that is located outside the United States of America (or that is in-transit from vendors or suppliers);

                  (i) that is located in a public warehouse or in possession of a bailee or in a facility leased by the applicable Borrower, if the warehouseman, or the bailee, or the lessor has not delivered to the Agent, if requested by the Agent, a subordination agreement in form and substance satisfactory to the Agent or if a Reserve for rents or storage charges has not been established for Inventory at that location;

                  (j) that contains or bears any Proprietary Rights licensed to the applicable Borrower by any Person, if the Agent is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of the
Security Agreement and Section 9.2 without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, as to which the applicable Borrower has not delivered to the
Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Agent if requested;

(k) that is Inventory placed on consignment;

(l) the difference between any Borrowers' first-in, first-out log costs and estimated market value log costs; and

(m) the difference between any Borrrowers' first-in, first-out lumber costs and reported market value lumber costs.

                  In addition, to the extent that the amounts in respect of any
Inventory in the general ledger are lower than the amounts in respect of such
Inventory in the monthly aging reports submitted to the Agent, the difference between such amounts shall be excluded from the calculation of Eligible
Inventory.

                  If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible
Inventory.

                  "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release or injury to the environment.

                  "Environmental Compliance Reserve" means any reserve which the
Agent establishes in its reasonable discretion after prior written notice to the
Borrowers from time to time for amounts that are reasonably likely to be expended by any Borrower in order for such Borrower and its operations and property (a) to comply with any notice from a Governmental Authority asserting material non-compliance with Environmental Laws, or (b) to correct any such material non-compliance identified in a report delivered to the Agent and the
Lenders pursuant to Section 7.7.

                  "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

                  "Environmental Lien" means a Lien in favor of any Governmental
Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

                  "Equipment" means all now owned and hereafter acquired
machinery, equipment, furniture, furnishings, fixtures, of any Borrower and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by any Borrower and all of such Borrower's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

                  "ERISA" means the Employee Retirement Income Security Act of
1974, and regulations promulgated thereunder.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for
purposes of provisions relating to Section 412 of the Code).

                  "ERISA Event" means (a) a Reportable Event with respect to a
Pension Plan, (b) a withdrawal by any Borrower or any ERISA Affiliate from a
Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section
4062(e) of ERISA, (c) a complete or partial withdrawal by any Borrower or any
ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer
Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension
Plan or Multi-employer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any
Pension Plan or Multi-employer Plan, or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.

                  "Event of Default" has the meaning specified in Section 9.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

                  "Excluded Property" means (i) the school property owned by
Palco and located in the town of Scotia, California, and (ii) the Cassaca parcel of land owned by Palco and located in Carlotta, California.

                  "Existing Issuing Bank" means each bank which issued an
Existing Letter of Credit.

                  "Existing Letters of Credit" means all letters of credit
issued pursuant to the Credit Agreement dated as of October 28, 2002, among
Palco, the lenders party thereto and Bank of America, N.A. as agent and outstanding on the Closing Date which will be deemed Letters of Credit hereunder, as more fully described on Schedule 1.3 hereto.

                  "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

                  "Federal Funds Rate" means, for any day, the rate per annum
(rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day
next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business
Day, and (b) if no such rate is so published on such next succeeding Business
Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Agent.

                  "Federal Reserve Board" means the Board of Governors of the
Federal Reserve System or any successor thereto.

                  "Financial Statements" means, according to the context in
which it is used, the financial statements referred to in Sections 5.2 and 6.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

                  "Fiscal Year" means any Borrower's fiscal year for financial accounting purposes. The current Fiscal Year of each Borrower will end on
December 31, 2004.

                  "Fixed Assets" means the Equipment and Real Estate of any Borrower.

                  "Fixed Charge Coverage Ratio" means, with respect to any
fiscal period of the Borrowers, the ratio of EBITDA to Fixed Charges.

                  "Fixed Charges" means, with respect to any fiscal period of the Borrowers on a combined basis, without duplication, interest expense,
Capital Expenditures (excluding Capital Expenditures funded with Debt other than
Revolving Loans, but including, without duplication, principal payments with respect to such Debt), scheduled principal payments of Debt, and Federal, state, local and foreign income taxes, excluding deferred taxes.

                  "Foreign Lender" has the meaning specified in Section
12.10(a).

                  "Fronting Fee" has the meaning specified in Section 2.6.

                  "Funding Date" means the date on which a Borrowing occurs.

                  "GAAP" means generally accepted accounting principles and
practices set forth from time to time in the opinions and pronouncements of the
Accounting Principles Board and the American Institute of Certified Public
Accountants and statements and pronouncements of the Financial Accounting
Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession); provided, that if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, (i) such ratio or requirement shall continue to be computed in accordance with GAAP as in effect on the Closing Date
("Compliance GAAP") and (ii) the Borrowers shall provide to the Agent a reconciliation, in a form satisfactory to the Agent, of the differences between
Compliance GAAP and GAAP as in effect on the date in respect of which such computations are made.

                  "General Intangibles" means all now owned or hereafter
acquired general intangibles, choses in action and causes of action of any
Borrower and all other intangible personal property of any Borrower of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to such
Borrower in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to such
Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Borrower is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to such Borrower.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition;
or (c) to lease property or to purchase any debt or equity securities or other property or services.

                  "Hedge Agreement" means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging any Borrower's exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

                  "Initial Funding Condition" means the completion of the
transactions set forth in subsections (i), (ii) and (iii) of the definition of
Permitted Transactions.

                  "Initial Funding Date" means the date of the first Revolving
Loan borrowing, which shall not occur until the Initial Funding Condition has occurred.

                  "Initial Stated Termination Date" means January 23, 2007.

                  "Instruments" means all instruments as such term is defined in the UCC, now owned or hereafter acquired by any Borrower.

                  "Intellectual Property Security Agreement" means the
Intellectual Property Security Agreement, dated as of the date hereof, executed and delivered by any Borrower to the Agent to evidence and perfect the Agent's security interest in the Borrower's present and future trademarks, and related licenses and rights, for the benefit of the Agent and the Lenders.

                  "Interest Coverage Ratio" means, for any period, the ratio of
(a) Adjusted Net Earnings from Operations for such period plus the sum of the following to the extent deducted in computing Adjusted Net Earnings from
Operations: (i) income and franchise tax expense and (ii) total interest expense over (b) total interest expense during such period.

                  "Interest Period" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion
Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the
Palco in its Notice of Borrowing, in the form attached hereto as Exhibit D, or
Notice of Continuation/Conversion, in the form attached hereto as Exhibit E, provided that:

                  (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (b) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (c) no Interest Period shall extend beyond the Stated
         Termination Date.

                  "Interest Rate" means each or any of the interest rates,
including the Default Rate, set forth in Section 2.1.

                  "Inventory" means all now owned and hereafter acquired
inventory, goods and merchandise of any Borrower, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in any Borrower's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

                  "Investment Property" means all of right title and interest of any Borrower in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d)
commodity contracts; or (e) commodity accounts.

                  "IRS" means the Internal Revenue Service and any Governmental
Authority succeeding to any of its principal functions under the Code.

                  "KeyBank Lease" means the Master Equipment Lease Agreement dated September 10, 1998, between Palco and Keycorp Leasing.

                  "Latest Projections" means: (a) on the Closing Date and
thereafter until the Agent receives new projections pursuant to Section 5.2(e), the projections of Palco's financial condition, results of operations, and cash flows, for the period commencing on January 1, 2004 and ending on December 31,
2008 and delivered to the Agent prior to the Closing Date; and (b) thereafter, the projections most recently received by the Agent pursuant to Section 5.2(f).

                  "Lender" and "Lenders" have the meanings specified in the
introductory paragraph hereof and shall include the Agent to the extent of any
Agent Advance outstanding and the Bank to the extent of any Non-Ratable Loan outstanding; provided that no such Agent Advance or Non-Ratable Loan shall be taken into account in determining any Lender's Pro Rata Share.

                  "Letter of Credit" has the meaning specified in Section
1.4(a).

                  "Letter of Credit Fee" has the meaning specified in Section
2.6.

                  "Letter of Credit Issuer" means the Bank, any affiliate of the
Bank or any other financial institution that issues any Letter of Credit pursuant to this Agreement.

                  "Letter of Credit Subfacility" means $10,000,000.

                  "LIBOR Interest Payment Date" means, with respect to a LIBOR
Rate Loan, the Termination Date and the last day of each Interest Period applicable to such Loan or, with respect to each Interest Period of greater than three months in duration, the last day of the third month of such Interest
Period and the last day of such Interest Period.

                  "LIBOR Rate" means, for any Interest Period, with respect to
LIBOR Rate Loans, the rate of interest per annum determined pursuant to the following formula:

                  LIBOR Rate  =           Offshore Base Rate
                                 --------------------------------------
                                  1.00 - Eurodollar Reserve Percentage
                  Where,

                           "Offshore Base Rate" means the rate per annum
         appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00
         a.m. (London time) two Business Days prior to the first day of such
         Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen
         LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such
         Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any
         Interest Period, the rate per annum determined by Agent as the rate of interest at which dollar deposits in the approximate amount of the
         LIBOR Rate Loan comprising part of such Borrowing would be offered by the Bank's London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

                           "Eurodollar Reserve Percentage" means, for any day
         during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "LIBOR Rate Loan" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

                  "Lien" means: (a) any interest in property securing an
obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and (c) any contingent or other agreement to provide any of the foregoing.

                  "Liquidity" means the sum of (a) the aggregate amount of each
Borrower's Unrestricted Cash on the Initial Funding Date and (b) an amount equal to Availability less the aggregate amount of the Revolving Loans to be made on the Initial Funding Date and the amount of any Letters of Credit to be issued on the Closing Date.

                  "Loan Account" means the loan account of the Borrowers, which account shall be maintained by the Agent.

                  "Loan Documents" means this Agreement, the Intellectual
Property Security Agreement, the Security Agreement, the Mortgages and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

                  "Loans" means, collectively, all loans and advances provided for in Article 1.

                  "Majority Lenders" means at any date of determination Lenders whose Pro Rata Shares aggregate more than 50%.

                  "Margin Stock" means "margin stock" as such term is defined in
Regulation T, U or X of the Federal Reserve Board.

                  "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrowers and their
Subsidiaries taken as a whole; or (b) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower of any
Loan Document to which it is a party.

                  "Maximum Revolver Amount" means $35,000,000.

                  "Mortgages" means and includes any and all of the mortgages, deeds of trust, deeds to secure debt, assignments and other instruments executed and delivered by any Borrower to or for the benefit of the Agent by which the
Agent, on behalf of the Lenders, acquires a Lien on the Real Estate or a collateral assignment of any Borrower's interest under leases of Real Estate, and all amendments, modifications and supplements thereto.

                  "Multi-employer Plan" means a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower or any ERISA Affiliate.

                  "Net Amount of Eligible Accounts" means, at any time, the
gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances, accrued rebates, and deductions of any nature at any time issued, owing, granted, outstanding, available or claimed.

                  "Net Proceeds" has the meaning specified in Section 3.4(b).

                  "Non-Ratable Loan" and "Non-Ratable Loans" have the meanings specified in Section 1.2(h).

                  "Notice of Borrowing" has the meaning specified in Section
1.2(b).

                  "Notice of Continuation/Conversion" has the meaning specified in Section 2.2(b).

                  "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Borrowers to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Borrowers hereunder or under any of the other Loan
Documents. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit and (b) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products.

                  "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan
Documents.

                  "Participant" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

                  "Payment Account" means each bank account established pursuant to the Security Agreement, to which the proceeds of Accounts and other
Collateral are deposited or credited, and which is maintained in the name of the
Agent or the Borrowers, as the Agent may determine, on terms acceptable to the
Agent.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any
Governmental Authority succeeding to the functions thereof.

                  "Pending Revolving Loans" means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Agent which have not yet been advanced.

                  "Pension Plan" means a pension plan (as defined in Section
3(2) of ERISA) subject to Title IV of ERISA which the applicable Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multi-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

                  "Permitted Liens" means:

                  (a) Liens for taxes not delinquent or statutory Liens for
taxes in an amount not to exceed $100,000 provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on any Borrower's books and records and a stay of enforcement of any such Lien is in effect;

                  (b) the Agent's Liens;

                  (c) Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

                  (d) Liens securing the claims or demands of materialmen,
mechanics, carriers, warehousemen, landlords and other like Persons, provided that if any such Lien arises from the nonpayment of such claims or demand when due, such claims or demands do not exceed $100,000 in the aggregate;

                  (e) Liens constituting encumbrances in the nature of
reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of the applicable Borrower's business; and

                  (f) Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect.

                  "Permitted Transactions" means (i) the sale by Salmon Creek
LLC of all of its Subsidiaries listed on Schedule 6.5 to MAXXAM Property Company in exchange for a promissory note (the "Property Note"); (ii) the acquisition by
Palco of the Property Note; (iii) the acquisition by Palco of $9,000,000 in cash from Salmon Creek LLC and the indemnification by Palco of Salmon Creek LLC as to all then existing liabilities and contingent liabilities of Salmon Creek LLC;
(iv) to the extent not already effected prior to the Closing Date, the issuance by Britt to MAXXAM Inc. of a promissory note in the approximate amount of
$3,700,000, representing Britt's obligation payable pursuant to the existing tax sharing agreement (the "Tax Note"), the transfer of such Tax Note to MAXXAM
Group Inc., and the further transfer of such Tax Note to Palco as a reduction of an intercompany note receivable from MAXXAM Group Inc. in the approximate pre-reduction principal amount of $6,000,0000 (the "Intercompany Note"), (v) the acquisition by Palco of all of the outstanding shares of capital stock of Britt from MAXXAM Group Inc. in exchange for the Property Note and the forgiveness by
Palco of the remaining amount of the Intercompany Note; (vi) the entering into by Palco of a new tax sharing agreement with MAXXAM Inc., in form and substance reasonably satisfactory to the Agent; (vii) the payment by Palco to MAXXAM Inc.
of the amount of all taxes resulting from the transactions referred to in subsections (i) through (vi), inclusive, of this definition, up to a maximum aggregate amount of $1,500,000; (viii) the transactions, expenditures and other actions contemplated to be included in Project Scotia, (ix) transactions, expenditures and other actions between the Borrowers and their Subsidiaries on the one hand and Scotia Pacific on the other hand, to the extent permitted under
Section 7.17; (x) transactions, expenditures and other actions between the
Borrowers, or among the Borrowers and their Subsidiaries to the extent that any such Subsidiary is a guarantor of the Obligations and is party to the Security
Agreement as a grantor; and (xi) sales or other dispositions of Collateral or other assets as approved by the Agent, such approval not to be unreasonably withheld, delayed or conditioned in respect of any proposed sale or disposition of Real Estate assets that are not used in the business of the Borrowers and which, individually or in the aggregate, are not material to and do not adversely affect the business, assets or results of operations of the Borrowers.

                  "Person" means any individual, sole proprietorship,
partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

                  "Plan" means an employee benefit plan (as defined in Section
3(3) of ERISA) which the applicable Borrower sponsors or maintains or to which the applicable Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  "Project Scotia" means any and all of the transactions,
expenditures and other actions contemplated in the confidential summary of
Project Scotia as delivered to and approved by the Agent, as the same may be amended and modified from time to time with the approval of the Agent.

                  "Proprietary Rights" means all of any Borrower's owned:
licenses (where such Borrower is the licensor), franchises, permits, patents, patent rights, copyrights, or works which pertain to or are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those patents, trademarks, service marks, trade names and copyrights set forth on Schedule 6.12 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

                  "Pro Rata Share" means, with respect to a Lender, a fraction
(expressed as a percentage), the numerator of which is the amount of such
Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of
Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders, in each case giving effect to a
Lender's participation in Non-Ratable Loans and Agent Advances.

                  "Real Estate" means all of now or hereafter owned or leased estates in real property of any Borrower, including, without limitation, all fees, leaseholds and future interests, together with all of such Borrower's now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

                  "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a
Contaminant into the indoor or outdoor environment or into or out of any Real
Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

                  "Reportable Event" means, any of the events set forth in
Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  "Required Lenders" means at any time Lenders whose Pro Rata
Shares aggregate more than 66-2/3%.

                  "Requirement of Law" means, as to any Person, any law
(statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  "Reserves" means reserves that limit the availability of
credit hereunder, consisting of reserves against Availability, Eligible Accounts or Eligible Inventory, established by Agent from time to time in Agent's reasonable credit judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of Agent's credit judgment: (a) Bank Product Reserves, (b) a reserve for accrued, unpaid interest on the Obligations, (c) reserves for rent at leased locations subject to statutory or contractual landlord liens, (d) reserves for any lumberman's liens or other priming liens, (e) Inventory shrinkage, (f) Environmental
Compliance Reserves, (g) the Availability Reserve, (h) the Compliance Reserve,
(i) dilution, and (j) warehousemen's or bailees' charges.

                  "Responsible Officer" means the chief executive officer or the president of the applicable Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate, the chief financial officer, vice president of finance and administration or the treasurer of the applicable Borrower, or any other officer having substantially the same authority and responsibility.

                  "Restricted Investment" means, as to any Borrower, any
acquisition of property by such Borrower in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except the following: (a)
acquisitions of Equipment to be used in the business of the applicable Borrower so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) acquisitions of Inventory in the ordinary course of business of the applicable Borrower; (c) acquisitions of current assets acquired in the ordinary course of business of the applicable Borrower; (d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (e)
acquisitions of certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $100,000,000; (f)
acquisitions of commercial paper given a rating of "A2" or better by Standard &
Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof; (g) Hedge
Agreements; (h) direct obligations of any money market fund or other similar investment company all of whose investments consist primarily of obligations described in the foregoing clauses of this definition and that is rated "AAm" by
Standard & Poor's Corporation and "Aam" by Moody's Investors Services, Inc. or
higher; (i) taxable auction rate securities commonly known as "money market notes" that at the time of purchase have been rated and the ratings for which
(A) for direct issues, must not be less than "P1" if rated by Moody's Investors
Services, Inc. and not less than "A1" if rated by Standard & Poor's Corporation, or (B) for collateralized issues which follow the asset coverage tests set forth in the Investment Company Act of 1940, as amended, must have long-term ratings of at least "AAA" if rated by Standard & Poor's Corporation and "Aaa" if rated by Moody's Investors Services, Inc.; (j) corporate debt obligations of a rating of "AAm" or better long-term by Standard & Poor's Corporation and if rated by
Moody's Investors Services, Inc. "Aam" or better with a maturity of no more than one year from the date of acquisition, managed under contract by Bank, or other asset manager acceptable to Bank as selected by upper management; (k) any investments to the extent that the same are also Permitted Transactions; or (l)
any investments hereafter developed which are substantially comparable to those described above and are acceptable to the Agent, acting reasonably.

                  "Revolving Loans" has the meaning specified in Section 1.2 and includes each Agent Advance and Non-Ratable Loan.

                  "Revolving Loan Note" and "Revolving Loan Notes" have the
meanings specified in Section 1.2(a)(ii).

                  "Scotia Pacific" means Scotia Pacific Company LLC, a Delaware limited liability company and a wholly-owned subsidiary of Palco.

                  "Scotia Pacific Documents" means the agreements, undertakings and other documents to which any Borrower is a party or by which any Borrower is bound relating to Scotia Pacific, including all such documents existing on the date hereof (the agreements listed on Schedule A-1 being the only such agreements which might contain financial obligations or liabilities of any
Borrower), together with, in respect of the documents on Schedule A-1, such amendments, modifications and additions as may be agreed to by the Agent from time to time, such agreement not to be unreasonably withheld.

                  "SEC Reports" means the annual report on Form 10K filed with the Securities and Exchange Commission by MAXXAM Inc. for the year ended
December 31, 2002, and all reports on Form 10-Q and Form 8-K filed by MAXXAM
Inc. subsequent to such annual report and prior to the Closing Date.

                  "Security Agreement" means the Security Agreement of even date herewith among the Borrowers and Agent for the benefit of Agent and other
Lenders.

                  "Settlement" and "Settlement Date" have the meanings specified in Section 12.15(a)(ii).

                  "Solvent" means, when used with respect to any Person, that at the time of determination:

                  (a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and

                  (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

                  (c) it is then able and expects to be able to pay its debts
         (including contingent debts and other commitments) as they mature; and

                  (d) it has capital sufficient to carry on its business as
         conducted and as proposed to be conducted.

                  For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Stated Termination Date" means the Initial Stated Termination
Date, subject to the extension thereof pursuant to Section 1.5.

                  "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the
Subsidiaries of the Person, or a combination thereof; provided, however, that neither Scotia Pacific nor Salmon Creek LLC shall be considered a Subsidiary of any Borrower. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the applicable Borrower.

                  "Supporting Obligations" means all supporting obligations as such term is defined in the UCC.

                  "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes
(including income taxes or franchise taxes) as are imposed on or measured by the
Agent's or each Lender's net income in any the jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office, excluding any taxes, levies, assessments, imposts, duties, deductions, and fees, including withholding taxes, to which such Lender or the
Agent is subject at the time such Lender or the Agent becomes a party to this
Agreement or to which such Lender or the Agent becomes subject for reasons other than as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof.

                  "Termination Date" means the earliest to occur of (i) the
Stated Termination Date, (ii) the date the Revolving Credit Facility is terminated either by the Borrowers pursuant to Section 3.2 or by the Required
Lenders pursuant to Section 9.2, and (iii) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

                  "UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of California.

                  "Unfunded Pension Liability" means the excess of a Plan's
accrued benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412(c) of the Code for the applicable plan year.

                  "Unrestricted Cash" means cash held in accounts at the Agent or subject to a Blocked Account Agreement.

                  "Unused Letter of Credit Subfacility" means an amount equal to
$10,000,000 minus the sum of (a) the aggregate undrawn amount of all outstanding
Letters of Credit plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

                  "Unused Line Fee" has the meaning specified in Section 2.5.

                  Accounting Terms. Any accounting term used in the Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in the
Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

                  Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) The words "hereof," "herein," "hereunder" and similar
words refer to the Agreement as a whole and not to any particular provision of the Agreement; and Subsection, Section, Schedule and Exhibit references are to the Agreement unless otherwise specified.

                  (c) (i)......The term "documents" includes any and all
instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                           (ii) The term "including" is not limiting and means
"including without limitation."

                           (iii) In the computation of periods of time from a
         specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding"
         and the word "through" means "to and including."

                           (iv) The word "or" is not exclusive.

                  (d) Unless otherwise expressly provided herein, (i) references to agreements (including the Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (e) The captions and headings of the Agreement and other Loan
Documents are for convenience of reference only and shall not affect the interpretation of the Agreement.

                  (f) The Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                  (g) For purposes of Section 9.1, a breach of a financial
covenant contained in Sections 7.22-7.26 shall be deemed to have occurred as of any date of determination thereof by the Agent or as of the last day of any specified measuring period, regardless of when the Financial Statements reflecting such breach are delivered to the Agent.

                  (h) The Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the
Borrowers and the other parties, and are the products of all parties.
Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.